Deloitte & Touche LLP
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Canada

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Report of Independent Chartered Accountants

To the Board of Trustees of IPC US Real Estate Investment Trust

We have audited the accompanying consolidated balance sheets of IPC US Real Estate Investment Trust and subsidiaries (the “REIT”) as of December 31, 2006 and 2005, and the related consolidated statements of income, unitholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the REIT’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The REIT is not required to have, nor were we engaged to perform, an audit of its internal contorl over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the REIT’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of IPC US Real Estate Investment Trust and subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in Canada.

Independent Chartered Accountants

Licensed Public Accountants

November 23, 2007

Member of
Deloitte Touche Tohmatsu

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Balance Sheets
(all amounts in thousands of U.S. dollars)

	December 31,	December 31,
	2006	2005
ASSETS

Rental properties (Note 4)	$1,085,884	$983,602
Other real estate investments (Note 5)	11,110	174,704
Cash and cash equivalents	47,262	20,047
Restricted cash (Note 6)	24,556	69,405
Accounts receivable	25,654	19,954
Prepaid expenses and other assets (Note 7)	19,825	15,128
Future income tax asset (Note 11)	24,583	29,467
Assets held for sale (Note 23)	74,509	73,082
	$1,313,383	$1,385,389

LIABILITIES

Mortgages payable (Note 8)	$731,412	$660,332
Convertible debentures (Note 9)	92,914	95,937
Long-term acquisition facility	—	174,591
Accounts payable and accrued liabilities	46,087	35,382
Other liabilities (Note 10)	12,161	12,724
Future income tax liability (Note 11)	33,712	39,360
Liabilities relating to assets held for sale (Note 23)	55,732	56,926
	972,018	1,075,252

NON-CONTROLLING INTERESTS (Note 12)	64,399	64,468

UNITHOLDERS’ EQUITY
Unitholders’ equity (Note 13)	275,982	245,296
Cumulative translation gain	984	373
	276,966	245,669
	$1,313,383	$1,385,389

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Unitholders’ Equity
(all amounts in thousands of U.S. dollars)

	Units in $	Distributions	Net Income	Contributed Surplus	Convertible Debentures Equity Component	Total

UNITHOLDERS’ EQUITY, December 31, 2005	$289,475	$(86,861)	$35,562	$3,577	$3,543	$245,296

CHANGES DURING THE YEAR
Net income	—	—	55,811	—	—	55,811
Distributions to unitholders	—	(34,350)	—	—	—	(34,350)
Distributions reinvested	1,110	—	—	—	—	1,110
Unit options	333	—	—	51	—	384
Deferred units	131	—	—	4,352	—	4,483
Convertible debentures	3,385	—	—	—	(137)	3,248
UNITHOLDERS’ EQUITY, December 31, 2006	$294,434	$(121,211)	$91,373	$7,980	$3,406	$275,982

	Units in $	Distributions	Net Income	Contributed Surplus	Convertible Debentures Equity Component	Total

UNITHOLDERS’ EQUITY, December 31, 2004	$249,048	$(55,174)	$31,223	$1,352	$1,540	$227,989

CHANGES DURING THE YEAR
Net income	—	—	4,339	—	—	4,339
Distributions to unitholders	—	(31,687)	—	—	—	(31,687)
Distributions reinvested	977	—	—	—	—	977
Units issued	38,264	—	—	—	—	38,264
Unit options	2,268	—	—	261	—	2,529
Deferred units	79	—	—	1,964	—	2,043
Convertible debentures	704	—	—	—	2,003	2,707
Issue costs	(1,865)	—	—	—	—	(1,865)
UNITHOLDERS’ EQUITY, December 31, 2005	$289,475	$(86,861)	$35,562	$3,577	$3,543	$245,296

	Units in $	Distributions	Net Income	Contributed Surplus	Convertible Debentures Equity Component	Total

UNITHOLDERS’ EQUITY, December 31, 2003	$204,024	$(29,582)	$19,884	$—	$—	$194,326

CHANGES DURING THE YEAR
Net income	—	—	11,339	—	—	11,339
Distributions to unitholders	—	(25,592)	—	—	—	(25,592)
Distributions reinvested	884	—	—	—	—	884
Units issued	46,410	—	—	—	—	46,410
Deferred units	—	—	—	1,352	—	1,352
Convertible debentures	—	—	—	—	1,540	1,540
Issue costs	(2,270)	—	—	—	—	(2,270)
UNITHOLDERS’ EQUITY, December 31, 2004	$249,048	$(55,174)	$31,223	$1,352	$1,540	$227,989

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Income
(all amounts in thousands of U.S. dollars, except per unit amounts)

	Year ended
	December 31,
	2006	2005	2004

Rental revenues (Note 15)	$169,671	$143,008	$117,312

Operating costs	79,137	61,579	49,651
	90,534	81,429	67,661

Interest expense	55,241	44,447	31,463

Investment and fee income (Note 16)	(13,904)	(7,493)	(2,198)

General and administrative expenses (Note 17)	8,208	5,944	3,927
INCOME FROM CONTINUING OPERATIONS BEFORE THE UNDERNOTED	40,989	38,531	34,469

Amortization	40,714	28,062	18,903

Corporate transaction costs (Note 18)	1,332	—	—

Gain on disposition of real estate investments (Note 5)	(66,514)	—	—

Gain on disposition of rental properties	—	—	(4,626)

Provision for hurricane related costs (Note 19)	—	3,176	—

Mortgage defeasance (Note 8)	—	16,216	3,983

Write-off of deferred expenses	—	123	729
	(24,468)	47,577	18,989
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	65,457	(9,046)	15,480

Current income tax expense	4,216	1,129	869

Future income tax recovery	(841)	(4,907)	114
	3,375	(3,778)	983
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING INTERESTS	62,082	(5,268)	14,497

Non-controlling interests (Note 12)	6,609	5,491	4,494
INCOME (LOSS) FROM CONTINUING OPERATIONS	55,473	(10,759)	10,003
INCOME FROM DISCONTINUED OPERATIONS (Note 23)	338	1,948	1,336
GAIN ON DISPOSITION OF DISCONTINUED OPERATIONS (Note 23)	—	13,150	—
NET INCOME	$55,811	$4,339	$11,339

BASIC NET INCOME (LOSS) PER UNIT (Note 21)
Continuing operations	$1.29	$(0.26)	$0.28
Discontinued operations	0.01	0.37	0.04
	$1.30	$0.11	$0.32

DILUTED NET INCOME (LOSS) PER UNIT (Note 21)
Continuing operations	$1.15	$(0.26)	$0.27
Discontinued operations	0.01	0.36	0.04
	$1.16	$0.10	$0.31

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Cash Flows
(all amounts in thousands of U.S. dollars)

	Year ended
	December 31,
	2006	2005	2004

NET INFLOW (OUTFLOW) RELATED TO THE FOLLOWING ACTIVITIES

OPERATING
Income (loss) from continuing operations	$55,473	$(10,759)	$10,003
Items not affecting cash
Amortization of rental properties	39,088	26,966	17,973
Equity loss	229	207	57
Gain on disposition of other real estate investments	(66,514)	—	(643)
Future income tax (recovery) expense	(841)	(4,907)	120
Non-controlling interest	6,609	5,491	4,488
Other	5,651	4,966	944
Write-off of deferred expenses	—	123	729
Amortization of deferred financing costs	1,626	1,098	924
Changes in non-cash working capital operating items (Note 20)	1,649	9,940	(3,049)
Leasing costs - commissions	(7,515)	(3,889)	(5,834)
Discontinued operations	1,218	10,099	3,240
	36,673	39,335	28,952

INVESTING
Acquisition of rental properties	(108,613)	(300,654)	(111,054)
Proceeds from sale of rental properties	—	41,048	23,446
Proceeds from redemption of other real estate investments	229,405	—	—
Cash held for replacement property	38,676	(38,676)	—
Other real estate investments	—	(10,380)	(111,720)
Escrow deposit – investment in Citadel Center	—	(55,000)	—
Repurchase of minority interests	—	(1,216)	—
Building improvements	(9,870)	(3,791)	(3,440)
Leasing costs - tenant improvements	(20,294)	(14,279)	(413)
Changes in restricted cash	6,771	(5,608)	(2,295)
Other	(267)	(1,101)	(287)
Discontinued operations	(2,807)	(8,815)	(928)
	133,001	(398,472)	(206,691)

FINANCING
Issuance of equity (net of issue costs)	—	36,558	44,140
Proceeds from exercise of options	322	2,236	—
Proceeds of long-term debt	77,500	367,400	78,000
Repayment of long-term debt	(6,420)	(158,028)	(22,826)
Issue of convertible debentures (net of deferred financing costs)	—	57,400	38,150
Proceeds (repayment) of long-term acquisition facility	(174,591)	83,731	51,948
Deferred financing costs	(162)	(3,776)	(1,798)
Cash distributions to unitholders	(33,224)	(30,154)	(24,300)
Other liabilities	—	—	2,000
(Paid to) retained from non-controlling interests	(5,801)	(5,257)	2,044
PRF Investment (non-controlling interest in IPC US)	—	10,000	14,500
Discontinued operations	(694)	(1,422)	1,932
	(143,070)	358,688	183,790

EFFECT OF EXCHANGE RATE CHANGES ON CASH	611	55	111

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,215	(394)	6,162

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	20,047	20,441	14,279
CASH AND CASH EQUIVALENTS - END OF YEAR	$47,262	$20,047	$20,441

SUPPLEMENTAL CASH FLOW INFORMATION
Cash interest paid	$57,903	$49,320	$35,068
Cash income taxes paid	3,119	824	1,166

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

1.                                      THE REIT

IPC US Real Estate Investment Trust (“IPC” or the “REIT”) is a Canadian open-ended real estate investment trust that invests in class A office properties in the United States. As of December 31, 2006, IPC had ownership interests ranging from 85% to 100% in 35 buildings comprising over 10.1 million square feet of rentable space (IPC’s ownership interest is equivalent to 9.2 million square feet).

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) as prescribed by the Canadian Institute of Chartered Accountants (“CICA”) in all material respects and reflect the following significant policies:

(a)                               Principles of consolidation

The consolidated financial statements include the accounts of the REIT, its subsidiaries, all partnerships which it controls, and its proportionate share of the assets, liabilities, revenues and expenses of its joint venture in the Wanamaker building.

(b)                               Foreign currency translation

The accounts of the REIT and its self-sustaining subsidiaries, where the functional currency is other than the U.S. dollar, are translated into U.S. dollars using the period-end rates of exchange for assets and liabilities and the results of their operations are translated at average rates of exchange for the period. The resulting translation adjustments are accumulated in a separate component of unitholders’ equity. Other currency gains or losses are included in earnings.

(c)                                Rental properties

Rental properties include the cost of land, buildings, buildings on leased land (“leasehold properties”), leasing costs, estimated origination costs (“acquired leasing costs”), in-place leases and tenant relationships. Rental properties are stated at cost less accumulated amortization. Cost includes the original cost of the property, due diligence costs and other direct acquisition-related costs. Repair and maintenance items that are not recoverable from tenants are expensed as incurred, or, in the case of major items that are considered a betterment to the property, are capitalized to rental properties and amortized on a straight-line basis over the expected useful life of the item.

Upon acquisition, the purchase price of rental properties is allocated to land, building and intangibles, including the value of above and below market leases (“in-place lease income adjustments”), the value of in-place leases (“in-place leases”), and acquired leasing costs associated with the in-place leases and the value of tenant relationships.

Amortization is provided on a straight-line basis at rates designed to amortize the assets over their estimated useful lives. Buildings and improvements are amortized over a period up to 40 years, except for leasehold properties, which are amortized over the lesser of the term of the lease, including options, and the useful life of the building. Amounts allocated to in-place lease income adjustments are amortized and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income over the remaining term of the associated lease. Tenant relationships are amortized over the expected term of the relationship, which includes an estimated probability of the lease renewal and its estimated term. If a tenant vacates its space prior to the contractual termination of the lease and no rental payments are being made on the lease, any unamortized balance of the related intangible will be charged against earnings at that time. The value of in-place leases and acquired leasing costs are amortized as an expense over the remaining life of the lease (or charged against earnings if the lease is terminated prior to its contractual expiration date). Leasing costs are amortized over the term of the associated lease.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(d)                               Long-lived assets

Long-lived assets are reviewed for impairment annually or as changes in circumstances indicate the carrying value of an asset may not be recoverable.

Impairment losses are recognized when the carrying amount of rental properties exceeds the sum of the undiscounted cash flows expected to result from their use and eventual disposition and is measured as the amount by which the long-lived asset’s carrying amount exceeds its fair value.

The REIT segregates assets, related liabilities, results of operations, and ceases amortization, on properties that meet the criteria to be reclassified as held for sale or discontinued operations as prescribed by Canadian GAAP. Assets to be disposed of are reported at the lower of the carrying amount and fair market value less costs to sell.

(e)                                Other real estate investments

IPC accounts for investments in rental real estate which are not controlled but over which it has significant influence using the equity method. Investments over which it neither controls nor has significant influence are accounted for using the cost method.

(f)                                   Cash and cash equivalents

Cash equivalents consist of short-term investments that are highly liquid and have initial terms to maturity of three months or less.

(g)                               Financing costs

Financing costs are included as other assets and amortized on a straight-line basis over the terms of the debt to which they relate.

(h)                               Convertible debentures

IPC’s obligation to repay the convertible debentures constitutes a financial liability at issuance. The conversion feature, representing the debenture holders’ option to convert the liability into equity of the issuer, is an equity instrument at issuance which is not subsequently adjusted for any change in value.

(i)                                  Income taxes

IPC is taxed as a Mutual Fund Trust for Canadian income tax purposes. Pursuant to the Declaration of Trust, all the taxable income earned directly by the REIT in a given year is to be distributed to unitholders and such distributions are deducted for income tax purposes. Consequently, no provision for income taxes under the liability method of accounting for income taxes is required for the REIT.

IPC’s subsidiaries use the liability method to account for income tax. Under this method, future income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using the substantively-enacted income tax rates and laws that are expected to be in effect in the years in which the future income tax assets or liabilities are expected to be settled or realized. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in the period that the change occurs. Valuation allowances are recorded when it is more likely than not that a future income tax asset will not be realized.

(j)                                   Revenue recognition

Revenues from rental properties include rents earned from tenants under lease agreements, percentage rents, recoveries from tenants for taxes, insurance and other operating expenses as well as other incidental income. In the case of leases where rents vary over the lease term, rents are recognized on a straight-line basis. Percentage rents are not recognized until a tenant is obligated to pay such rent. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the applicable costs are incurred. Rental revenue also includes the amortization of above- and below-market leases allocated on asset acquisition.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(k)                               Lease termination income

Lease termination income represents amounts received or receivable from tenants in connection with the early termination of their remaining lease obligation, and is recognized as revenue upon the legal termination of the lease. This income is included as rental revenues.

 (l)                               Unit-based compensation

The REIT records compensation expense for all unit options granted to employees or Trustees using the fair value method. Under this method, compensation expense for unit options is measured at fair value at the grant date using an option pricing model and is recognized over the vesting period. Any consideration paid by the option holder on the exercise of options is credited to unitholders’ equity.

The issuance of units granted under the deferred unit plan is recorded as compensation expense, on a straight-line basis over the vesting period, based on the average closing price of the units for the three days prior to the grant date.

(m)                             Use of estimates

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates are required in the determination of future cash flows and probabilities in assessing net recoverable amounts and net realizable value, the value of unit options granted, the allocation of the purchase price to components of real estate, amortization, the REIT’s ability to utilize tax losses, and fair value for disclosure purposes.

Change in Accounting Policies

The following change has been made to the accounting policies in 2006.

Conditional Asset Retirement Obligations

Effective April 1, 2006, the REIT adopted the new Canadian Institute of Chartered Accountants Abstract with respect to conditional asset retirement obligations. This Abstract clarifies when a conditional asset retirement obligation should be recognized and the amount of obligation to be recognized. The adoption of this accounting abstract did not have any material impact on operations or the financial statement presentation.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

3.                                      ACQUISITIONS

Property	Month	Purchase Price (1)	Mortgage Financing	Fixed Rate	Maturity

2006
Fifth Third Center, Columbus, Ohio	June	$73,000	$52,500	6.09%	Jul. 2016
Metro Center, Nashville, Tennessee	June	$34,500	$25,000	6.06%	Jul. 2016

2005
Loop Central, Houston, Texas	November	$66,000	$46,000	5.20%	Dec. 2015
Crescent Center, Memphis, Tennessee	October	$63,000	$43,000	5.17%	Nov. 2015
Bank of America Plaza, Las Vegas, Nevada	March	$70,973	$50,000	5.02%	Mar. 2015
United Plaza, Philadelphia, Pennsylvania	March	$95,750	$70,000	5.18%	Mar. 2015

2004
2100 Ross Avenue, Dallas, Texas	December	$56,250	$45,000	5.27%	Dec. 2014
801 Thompson Avenue, Rockville, Maryland	October	$15,750	$12,000	6.65%	Oct. 2014
City Center, St. Petersburg, Florida	September	$22,200	$16,878	6.63%	Sep. 2010
5104 Eisenhower Blvd., Tampa, Florida	June	$31,235	$18,000	4.76%	Jun. 2009

(1)  Excludes closing costs

The purchase prices, including closing costs of the acquisitions have been allocated to the assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date as follows:

	2006	2005	2004

Land	$6,752	$21,865	$6,326
Buildings	83,312	243,122	109,866
Acquired leasing costs	8,404	18,298	5,517
In-place lease income adjustment asset	7,124	224	2,382
In-place lease income adjustment liability	(1,677)	—	—
In-place leases	3,263	9,985	2,864
Tenant relationships	1,592	5,280	977
Prepaid expenses and other assets	649	3,584	—
Restricted cash	598	3,806	—
Accounts payable and accrued liabilities	(1,404)	(5,510)	—
	$108,613	$300,654	$127,932
Long-term debt assumed			(16,878)
	$108,613	$300,654	$111,054

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

4.                                      RENTAL PROPERTIES

	December 31, 2006			December 31, 2005
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

Land	$99,692	$—	$99,692	$92,940	$—	$92,940
Buildings and improvements	923,134	62,387	860,747	830,589	39,140	791,449
Leasehold properties	32,523	3,176	29,347	31,886	2,421	29,465
Leasing costs	58,228	9,012	49,216	30,419	4,408	26,011
Intangible assets
Acquired leasing costs	34,983	8,270	26,713	26,579	3,227	23,352
In-place leases	20,295	6,537	13,758	17,032	2,191	14,841
Tenant relationships	7,375	964	6,411	5,783	239	5,544
	$1,176,230	$90,346	$1,085,884	$1,035,228	$51,626	$983,602

5.                                      OTHER REAL ESTATE INVESTMENTS

		December 31,	December 31,
	Investment	2006	2005
Accounted for using the equity method:
State Street Financial Center, Boston	30% equity interest	$—	$58,704
Accounted for using the cost method:
Houston Galleria Office Towers, Houston	Mezzanine loan	10,000	10,000
Prime Group, Chicago	Preferred equity	1,110	55,000
Bank of America Center, San Francisco	Preferred equity	—	51,000
		$11,110	$174,704

On December 29, 2006, the REIT sold its 30% equity interest in the State Street Financial Center in Boston for net proceeds of $88.8 million. The sale generated a gain of $32.0 million.

On January 12, 2006, the REIT invested $55 million in a preferred equity investment in Prime Group Realty Trust (“Prime”), which consisted of a 4.25 year, $55 million (face value) note with a 12% compound look-back return. In addition, the REIT was entitled to a 10% share of the profit from any sale of Prime’s 30% interest in Citadel Center over $50 million and an additional overall 10% carried interest in Prime. On November 9, 2006, the Citadel Center was sold by Prime and the resulting redemption of the REIT’s investment and the 10% share of profit on Prime’s sale of its investment in this building generated proceeds of $60.6 million and a gain of $5.1 million. The REIT still retains the 10% carried interest in Prime that was part of its initial investment which is reflected on the balance sheet at its nominal historic cost. Once the owner of Prime receives all of its initial capital plus a 5% return per annum, the REIT is entitled to 10% of any further distributions from Prime.

IPC’s $51.0 million preferred equity investment in the Bank of America Center was redeemed in March 2006 for $85.9 million, which resulted in a gain of $29.4 million after transaction costs and bonus accrual in the aggregate of $2.5 million. In addition, the REIT recorded $1.9 million of investment income relating to the 12% look-back return on this investment.

The REIT holds a $10.0 million mezzanine loan on the Houston Galleria Office Towers in Houston, Texas. This investment earns interest payable monthly at a rate of LIBOR plus 750 basis points. The loan had an initial term of two years with three one-year extensions. The borrower has exercised the first option to extend the loan to December 2007. As at December 31, 2006, the loan was earning interest at 12.8%.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

6.                                      RESTRICTED CASH

	December 31,	December 31,
	2006	2005

Restricted cash	$24,556	$30,729
Cash held for replacement property	—	38,676
	$24,556	$69,405

Restricted cash consists primarily of deposits required under the terms of mortgage debt to fund property taxes, future expected tenant improvements and capital expenditures and repairs.

Cash held for replacement property was used to partially fund the two acquisitions that closed in June 2006. This represents funds held on deposit for a planned tax deferred exchange under section 1031 of the U.S. Internal Revenue Code related to the sale of the retail portfolio in December 2005.

7.                                      PREPAID EXPENSES AND OTHER ASSETS

	December 31, 2006			December 31, 2005
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net

Deferred financing costs	$10,925	$3,786	$7,139	$10,918	$2,160	$8,758
In-place lease income adjustments	11,007	1,925	9,082	3,883	682	3,201
Prepaid expenses	2,363	—	2,363	1,427	—	1,427
Other	2,205	964	1,241	2,338	596	1,742
	$26,500	$6,675	$19,825	$18,566	$3,438	$15,128

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

8.                                      MORTGAGES PAYABLE

	December 31, 2006	December 31, 2005
4.76% Mortgage due July 2009	$17,039	$17,450
Floating rate loan due July 2009	3,000	3,000
8.31% Mortgage due October 2010	10,590	10,700
6.63% Mortgage due December 2010	16,460	16,653
7.99% Mortgage due January 2011	29,212	29,782
6.38% Mortgage due August 2012	28,480	28,871
6.43% Mortgage due August 2012	44,642	45,250
5.38% Mortgage due June 2013	37,681	38,230
5.42% Mortgage due December 2013	30,291	31,357
5.69% Mortgage due December 2013	51,914	52,652
6.65% Mortgage due October 2014	11,357	11,677
5.27% Mortgage due December 2014	—	—
5.18% Mortgage due April 2015	68,320	69,306
5.02% Mortgage due April 2015	50,000	50,000
5.18% Mortgage due June 2015	153,000	153,000
5.16% Mortgage due October 2015	5,400	5,400
5.17% Mortgage due November 2015	43,000	43,000
5.20% Mortgage due December 2015	46,000	46,000
6.06% Mortgage due July 2016	25,000	—
6.09% Mortgage due July 2016	52,500	—
4.75% Mortgage due July 2018	7,526	8,004
	$731,412	$660,332

In June 2005, the REIT refinanced $148.1 million of 7.2% mortgages which were due in June 2008 and secured by 15 office buildings and one retail centre. The 15 office buildings were refinanced for $153.0 million. The new ten-year mortgages have a fixed rate of 5.18% and are interest only for the first three years. Such early refinancing transactions do not typify the REIT’s normal business activities and are not expected to recur on a regular basis. The cost of defeasing the mortgages was $16.2 million and was expensed in 2005. These defeasance costs were deductible for tax purposes and generated a future tax asset of $6.6 million.

In October 2004, the REIT disposed of Bank One Plaza in Lexington, Kentucky. The cost of defeasing the mortgage was $4.0 million.

Principal repayments are as follows:

2007	$6,810
2008	8,916
2009	29,644
2010	38,116
2011	38,914
Thereafter	609,012
$731,412

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

9.                                      CONVERTIBLE DEBENTURES

	December 31, 2006		December 31, 2005
	Principal	Liability	Principal	Liability
	Amount	Component	Amount	Component

5.75% Convertible debentures, due September 2012	$60,000	$58,275	$60,000	$58,032
6.00% Convertible debentures, due November 2014	35,797	34,639	39,321	37,905
	$95,797	$92,914	$99,321	$95,937

The 5.75% convertible debentures have a term of seven years and are convertible into units at the option of the holder at a conversion price of $11.00 per unit. The 6.00% convertible debentures have a term of 10 years and are convertible into units at the option of the holder at a conversion price of $9.50 per unit.

IPC’s obligation to repay the convertible debentures constitutes a financial liability at issuance and is shown as long-term debt. The conversion feature, representing the debenture holders’ option to convert the liability into units of IPC, is treated as an equity instrument at issuance. Accordingly, $3.4 million is reflected in unitholders’ equity as at December 31, 2006 (2005 - $3.5 million; 2004 - $1.5 million). This represents the initial equity component of $3.5 million less the amount transferred to units on conversion of the debentures over time.

Subject to regulatory approval, the REIT may at its option elect to satisfy its obligation to pay, in whole or in part, the principal amount of the Debentures that are to be redeemed or that have matured by delivering the equivalent number of units represented by 95% of the volume-weighted average trading price of the units for the 20 trading days ending on the fifth trading day preceding the date fixed for redemption or when matured, as the case may be. Furthermore, the REIT may elect, from time to time, to satisfy its obligation to pay interest on the Debentures on the date it is payable by delivering a sufficient number of units to the Debenture Trustee required to satisfy all or any part of its interest obligation.

In 2006, $3.5 million face value (2005—$0.7 million; 2004 - nil) of the 6.00% convertible debentures were converted into 370,939 units (2005—71,471; 2004 - nil).

10.                               OTHER LIABILITIES

	December 31, 2006	December 31, 2005

Land purchase agreement	$5,376	$5,376
In-place lease income adjustments	4,563	2,886
Less: accumulated amortization	(840)	(324)
Distributions payable	2,770	2,754
Deferred income	82	1,702
Other	210	330
	$12,161	$12,724

11.                               INCOME TAXES

The REIT is taxed as a “mutual fund trust” for income tax purposes. Pursuant to the Declaration of Trust, the Trustees of the REIT will make distributions or designate all taxable income earned by the REIT to unitholders and will deduct such distributions and designations for income tax purposes. The REIT’s corporate subsidiaries are subject to tax on their taxable income at an effective rate of 38% (2005—38%).

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

The balance of the future income tax asset arises from the following:

	December 31,	December 31,
	2006	2005

Benefit from non-capital losses	$24,514	$32,460
Less: Valuation allowance	—	(2,993)
Other	69	—
	$24,583	$29,467

The balance of the future income tax liability arises from the following:

	December 31,	December 31,
	2006	2005

Rental properties	$27,688	$35,246
Other	6,024	4,114
	$33,712	$39,360

At December 31, 2006, the REIT’s subsidiaries had tax loss carryforwards available to reduce future taxable income as follows:

		Expiry	Future Tax
	Amount	Dates	Asset

United States	$58,100	2018 - 2026	$22,078
Canada	6,734	2009 - 2012	2,436
	$64,834		$24,514

In addition to the loss carryforwards noted above, the REIT’s Canadian subsidiaries have incurred an additional $9.4 million in expenditures that will result in future deductions for tax. These amounts are considered permanent differences.

On October 31, 2006, the Minister of Finance Canada announced a Tax Fairness Plan for Canadians, of which a key component is the introduction of taxes of distributions from publicly traded income trusts beginning in 2011. The proposed legislation, which applies to a specified investment flow-through (“SIFT”) trust, became a substantively enacted law on June 12, 2007. As of June 12, 2007, SIFTs are required to recognize future income tax assets and liabilities with a corresponding adjustment to future income tax expense, based on temporary differences expected to be reverse after January 1, 2011. Qualifying real estate investment trusts (“QREITs”) are specifically excluded from the proposed new tax measures.

IPC does not meet the requirements of a QREIT and would be subject to a tax at the trust level if it had any distributions attributable from a business carried on in Canada or to income from non-portfolio properties. However, all of the REIT’s taxable entities currently record future income tax balances and the REIT and other wholly owned non-taxable entities do not have temporary differences. In addition, IPC’s distributions have historically been comprised of dividends and returns of capital, which are not subject to taxes under the legislation. No changes to the REIT’s financial statements are required as a result of this event.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

12.                               NON-CONTROLLING INTERESTS

	Minority	Minority
	interest of	interests of
	PRF	partners	Total
Balance at December 31, 2004	$43,821	$12,013	$55,834
Investment (divestitures) by non-controlling interests	10,000	(1,601)	8,399
Income (loss) allocable to non-controlling interests	5,857	(366)	5,491
Distributions to non-controlling interests	(4,524)	(733)	(5,257)
Balance at December 31, 2005	$55,154	$9,314	$64,468
Divestitures by non-controlling interests	—	(877)	(877)
Income allocable to non-controlling interests	6,435	174	6,609
Distributions to non-controlling interests	(5,348)	(453)	(5,801)
Balance at December 31, 2006	$56,241	$8,158	$64,399

The minority interest of PRF Holdings Inc. (“PRF”) represents an approximate 13.4% (December 31, 2005— 13.6%) economic interest in the REIT and is the result of a 51.0% equity interest in IPC Realty Limited held by PRF. The REIT holds the remaining 49.0% equity interest. The income allocated to the non-controlling interest in IPC US is calculated using a weighted average ownership interest of 13.5% for the year ended December 31, 2006 (year ended December 31, 2005—12.6%) based on distributable income as defined in the REIT’s declaration of Trust.

The minority interests of partners represents interests in specific rental properties of the REIT and the income attributed to these interests is based on the respective properties’ earnings. In June 2005, the REIT increased its ownership interest to 100% in the 11 Stanwix Street building in Pittsburgh, Pennsylvania through the acquisition of a minority partner’s ownership interest.

13.                               UNITHOLDERS’ EQUITY

The number of units issued and outstanding is as follows:

Units

Balance at December 31, 2003	32,391,981
Equity offerings	5,485,500
Reinvested distributions	112,976
Balance at December 31, 2004	37,990,457
Equity offering	4,027,800
Options exercised	345,950
Deferred unit issuance	9,230
Convertible debenture conversions	71,471
Reinvested distributions	107,359
Balance at December 31, 2005	42,552,267
Options exercised	48,550
Deferred unit issuance	16,260
Convertible debenture conversions	370,939
Reinvested distributions	114,896
Balance at December 31, 2006	43,102,912

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

14.                               UNIT BASED COMPENSATION

Under IPC’s unit option plan, options may be granted to employees and Trustees of the REIT and its subsidiaries to purchase units of the REIT at an exercise price of no less than the market price at the time of the grant. At December 31, 2006, there were 1,072,600 (December 31, 2005—1,125,450; December 31, 2005—1,328,250) unit options outstanding. These options expire ten years after the grant date, from 2011 to 2015. The REIT is currently authorized to issue up to 2,000,000 unit options under this unit option plan of which 543,650 unit options are available for future grants.

The following options are outstanding at the end of the year:

	2006		2005		2004
		Weighted-		Weighted-		Weighted-
	Number of	Average	Number of	Average	Number of	Average
	Units	Exercise Price	Units	Exercise Price	Units	Exercise Price

Outstanding, beginning of year	1,125,450	$7.09	1,328,250	$6.65	1,220,250	$6.48
Granted	—	—	164,000	9.38	126,000	8.22
Exercised	(48,550)	6.64	(345,950)	6.46	—	—
Cancelled	(4,300)	8.03	(20,850)	7.30	(18,000)	6.40
Outstanding, end of year	1,072,600	$7.11	1,125,450	$7.09	1,328,250	$6.65
Exercisable, end of year	858,550	$6.68	807,050	$6.54	1,074,567	$6.46

Information relating to unit options outstanding as at December 31, 2006 is as follows:

	December 31, 2006
	Outstanding		Exerciseable
	Number of	Weighted	Number of	Weighted
Range of	Options	Average	Options	Average
Exercise Prices	Outstanding	Exercise Price	Outstanding	Exercise Price

$6.40 to $7.10	775,000	$6.44	759,350	$6.44
$8.20 to $9.38	297,600	8.84	99,200	8.59
	1,072,600	$7.11	858,550	$6.69

There were no options granted in 2006. For the year ended December 31, 2005, the weighted average fair value of unit options granted was estimated to be $0.98 per option. The fair value of each unit option granted was calculated at the respective grant date of each issuance using the trinomial pricing model with the following weighted average assumptions:

2005

Risk-free interest rate	4.47%
Distribution yield	7.95%
Volatility factor	20.0%
Expected life (in years)	10.0

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

Deferred Unit Plan

In November 2003, IPC established a deferred unit plan for employees and Trustees of the REIT and its subsidiaries. Participants may, at their option, elect to receive their board and committee retainers, fees and bonus awards, as applicable, in the form of deferred units. Deferred units will be redeemed for units of the REIT on a one-for-one basis. The maximum number of units reserved for issuance is 1,100,000.

Deferred units granted to Trustees vest immediately while deferred units granted to other participants vest at a rate of one-third immediately and one-third on each of the first and second anniversary dates of the grant. In the event of a change in control of the REIT, all outstanding deferred units are immediately vested.

Details of deferred units outstanding were as follows:

2006

Granted for 2003	128,954
Granted for 2004	160,714
Granted for 2005	226,736
Granted for 2006	268,528
Issued for trustee fees	66,607
Deferred distributions	84,278
Redeemed	(25,490)
910,327

Vested as at December 31, 2006	805,375

The total non-cash compensation expense for 2006 was $4.5 million (2005—$2.1 million; 2004—$1.1 million).

15.                               RENTAL REVENUES

	2006	2005	2004
Rental revenues	$165,808	$135,197	$114,479
Straight line adjustments	4,590	4,888	2,839
Above market lease adjustments, net	(727)	(372)	(6)
ABFS lease termination income	—	3,295	—
	$169,671	$143,008	$117,312

ABFS, a tenant at the Wanamaker Building in Philadelphia, filed for bankruptcy in early 2005. The termination income represents the receipt of a $4.2 million (60% share of $7.0 million) letter of credit less $0.9 million for the settlement of working capital and other items related to this tenant.

16.          INVESTMENT AND FEE INCOME

	2006	2005	2004
Bank of America Center preferred equity investment	$4,272	$5,512	$1,581
Prime preferred equity investment	5,680	—	—
Houston Galleria mezzanine loan interest	1,274	903	—
State Street Financial Center equity loss	(229)	(207)	(57)
Management fee, interest income and other	2,907	1,285	674
	$13,904	$7,493	$2,198

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

Income from the Bank of America Center includes $1.9 million of 12% look-back interest plus $1.6 million of deferred revenues recognized on the redemption of this investment in March 2006.

17.                               GENERAL AND ADMINISTRATIVE EXPENSES

	2006	2005	2004
Trust expenses	$4,443	$1,994	$1,570
U.S. management office expenses	1,262	1,267	1,311
U.S. capital taxes	458	524	47
Deferred unit plan	2,045	2,159	999
	$8,208	$5,944	$3,927

18.          CORPORATE TRANSACTION COSTS

In 2006, the REIT initiated a review of its property investments to determine if opportunities exist to dispose of its non-core holdings on a property-by-property basis. Subsequently, the REIT determined that it would solicit offers to acquire or merge with the REIT. $1.3 million in corporate transaction costs were incurred in 2006, consisting mainly of legal and investment and financial advisory fees.

19.                               ENERGY CENTRE – HURRICANE KATRINA

Operations at the Energy Centre office building were impacted as a result of Hurricane Katrina in August 2005 and the subsequent flooding of the city. Repair to the granite façade and lobby, as well as mold remediation has been completed and repair work has commenced on the curtainwall and window systems. The costs of full repair are expected to be significant; however, costs in excess of the deductible are expected to be covered by insurance.

While the insurer contends that the deductible is approximately $3.0 million, the REIT is disputing this amount. If the REIT prevails, the deductible could be as low as $2.7 million (the REIT expensed the full $3.0 million in 2005). The REIT has also incurred $0.3 million in professional fees related to the Energy Centre remediation which the insurer has said are non-recoverable. The REIT’s insurance claim adjustment process is still ongoing due to the complexity of the issues involved, but the REIT continues to anticipate recovery of all material amounts related to the restoration and business interruption costs of Energy Centre in excess of our deductible noted above.

As of December 31, 2006, the REIT has incurred $10.1 million of property and business interruption losses and has received $5.5 million from insurers.

The REIT mitigated the business interruption losses by allowing tenants to re-occupy their leased premises in late 2005 at reduced rental rates of 90% of their contractual base rents. Rents will return to contracted amounts once the building is fully restored. Between rent from tenants and business interruption coverage, the REIT is earning 100% of contractual rental revenues. Tenants that had not already re-occupied their space as of February 2006 were obligated to commence paying the reduced rent at that time. Virtually all tenants are current on their rents.

20.                               CHANGES IN NON-CASH WORKING CAPITAL OPERATING ITEMS

	2006	2005	2004

Accounts receivable	$(4,945)	$(3,756)	$(6,159)
Accounts payable	6,481	10,951	2,956
Prepaid expenses and other assets	113	2,745	154
	$1,649	$9,940	$(3,049)

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

21.                               NET INCOME PER UNIT

Basic net income per unit is determined by dividing net income available to unitholders as reported in the consolidated statements of income by the weighted average number of units outstanding. Diluted net income per unit reflects the dilutive effect of convertible debentures and unit options granted under the REIT’s option plan as determined under the treasury stock method and deferred units granted under the deferred unit plan. The impact of unit options and deferred units are not included in periods where net losses are recorded as they would be anti-dilutive. The convertible debentures have been excluded for 2005 and 2004 as they were anti-dilutive.

		2006	2005	2004

	Net income available to unitholders - basic	$55,811	$4,339	$11,339
	Convertible debenture interest *	5,388	—	—
	Amortization of deferred financing costs **	465	—	—
	Net income available to unitholders - diluted	$61,664	$4,339	$11,339

	Weighted-average basic units ***	42,893,298	41,507,663	35,754,116
Dilution	- Unit option plan	304,095	269,546	237,472
	- Deferred units	649,344	333,419	121,462
	- Convertible debentures	9,339,307	—	—
	Weighted-average diluted units ***	53,186,045	42,110,628	36,113,050

* net of non-controlling interests

** related to convertible debentures, net of non-controlling interests

***   weighted-average units outstanding does not include the 6,682,505 (2005 - 5,957,363; 2004 - 4,384,364) equivalent units represented by the 13.5% PRF non-controlling interest as they were anti-dilutive in all periods

22.                               JOINT VENTURE

The following amounts represent the REIT’s 60% proportionate interest in the Wanamaker building joint venture.

	2006	2005	2004
Assets	$82,483	$84,517	$80,504
Liabilities	55,294	56,131	52,662

Revenue	$13,372	$16,117	$13,393
Operating expenses	6,215	5,882	5,894
Interest	6,854	6,099	5,900
Income before amortization	304	4,136	1,599
Amortization	2,397	1,990	2,236
Net (loss) income	$(2,093)	$2,146	$(637)

Cash flow from (applied to)
Operating activities	$(4,961)	$(2,419)	$(1,000)
Investing activities	2,813	(317)	(175)
Financing activities	2,980	1,369	(102)

A wholly-owned subsidiary of IPC is contingently liable for the obligations of its partners in the joint venture. The assets of the joint venture partners are available and sufficient for the purpose of satisfying such obligations.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

23.                               ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

During the quarter ended December 31, 2006, the REIT initiated a program to dispose of 2100 Ross Avenue in Dallas, Texas, and Executive Park in Louisville, Kentucky. Accordingly, these properties have been designated as held for sale.

On December 29, 2006, the REIT had signed an agreement to sell it’s 85% owned 2100 Ross Avenue. The sale price for the building is $73.0 million (100%). The transaction is expected to close in April 2007.

In December 2005, the REIT sold five retail properties for a total sales price of $94.0 million. The purchaser assumed the mortgages for these properties. The sale resulted in a gain on disposition of $13.2 million after mortgage defeasance:

Sale price	$94,000
Mortgage defeasance costs	3,369
$90,631
Net book value of retail properties sold	74,383
Closing costs	3,098
Gain on disposition	$13,150

Balance sheets associated with the properties classified as held for sale as at December 31, 2006 and 2005 were as follows:

	December 31, 2006	December 31, 2005
Assets
Rental properties	$70,195	$68,178
Restricted cash	2,476	4,008
Other	1,838	896
	$74,509	$73,082

Liabilities
Mortgages payable	$49,557	$50,252
Accounts payable and accrued liabilities	3,407	4,029
	52,964	54,281

Non-controlling interest	2,768	2,645
	55,732	56,926

Net investment in assets held for sale	$18,778	$16,156

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

The statements of income associated with assets held for sale and properties sold for the year ended December 31, 2006, 2005 and 2004 were as follows:

	2006	2005	2004
Rental revenues	$14,470	$23,837	$12,103
Operating costs	8,486	11,719	4,272
	$5,984	$12,118	$7,831
Interest	2,859	6,040	4,017
Investment and fee income	(46)	(75)	(5)
Gain on disposition	—	(13,150)	—
Amortization	2,383	4,328	2,445
Other	18	87	91
Income before taxes	$771	$14,888	$1,283
Current income tax expense	1	—	—
Future income tax expense/(recovery)	310	(319)	(50)
	$460	$15,207	$1,333
Non-controlling interests	(122)	(109)	3
Income from discontinued operations	$338	$15,098	$1,336

24.                               RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

IPC has determined the estimated fair value of its financial instruments based on appropriate valuation methodologies. However, considerable judgment is necessary to develop these estimates. Accordingly, the estimates presented herein are not necessarily indicative of what IPC could realize in a current market exchange.

The fair value of long-term fixed-rate debt has been determined by discounting the cash flows of these obligations using year end market rates for debts of similar term and credit risks.

	2006		2005
	Carrying Value	Fair Value	Carrying Value	Fair Value

Fixed-rate mortgages	$728,412	$727,602	$657,332	$657,634
Variable-rate mortgages	3,000	3,000	3,000	3,000
Mortgages payable	731,412	730,602	660,332	660,634
Convertible debentures	92,914	99,555	95,937	95,026

The fair values of the majority of the REIT’s financial assets and liabilities, representing net working capital, approximate their recorded values due to their short-term nature.

(a)                 Credit risk management

Credit risk arises from the possibility that tenants may experience financial difficulties and be unable to fulfill their lease commitments. The REIT mitigates the risk of credit loss by reviewing each prospective tenant’s credit history before signing new leases or acquiring new properties, conducting regular reviews of its existing tenants’ credit performance and maintaining allowances for potential credit losses. Letters of credit are secured from tenants if management feels the associated credit risk is material. U.S. Government Service Agencies are the largest single tenant and together comprise approximately 9% of rental revenues.

Mezzanine loans and preferred equity investments rank behind secured creditors and as a result these investments may be subject to losses in the event there is not sufficient capital to repay both secured creditors and the mezzanine loan/preferred equity. In analyzing these investments, the REIT underwrites the underlying real estate.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(b)                   Interest rate risk management

The REIT is exposed to interest rate risk on its borrowings. The exposure to this risk is minimized by limiting total indebtedness to 70% of total gross assets, at cost, and by using long-term fixed rate debt. Almost all of the REIT’s debt bears fixed rates of interest and is due from 2009 to 2018.

25.                 RELATED PARTY TRANSACTIONS

PRF lease arrangements

Pursuant to agreements entered into on closing of the REIT’s initial public offering, PRF, through a wholly-owned subsidiary, effectively leased 97,864 square feet of vacant space commencing January 1, 2002 for a term of five years and agreed to lease an additional 113,868 square feet of space that had leases expiring in 2002, also for a term of five years. PRF was responsible for related tenant inducements and leasing costs related to this space.

As a result of leases entered into with third party tenants, the PRF leased space had been reduced from 211,732 square feet to 52,873 square feet. Of this, 31,832 square feet expired on December 31, 2006 and the remaining 21,041 square feet expired on January 31, 2007. The total rent recorded by the REIT under the PRF lease agreements was $0.9 million for 2006 (2005 - $1.5 million; 2004 - $1.8 million). There were no amounts included in accounts receivable at December 31, 2006 (December 31, 2005 - $0.1 million) related to the PRF lease agreements.

Services agreement

The REIT, through its wholly-owned subsidiary IPC Realty Services Inc. (“IPC Services”), provided general management, administrative and support services to International Property Corporation (“PRF Co.”), a company associated with PRF. As consideration for the services that were provided in 2006, IPC Services received an annual fee from PRF Co. consisting of its direct and indirect costs plus a mark-up of 5% less $0.5 million. This agreement was entered into at the time of the REIT’s initial public offering in December 2001, as the size of the REIT’s business did not justify the full-time and cost of its management team. This agreement expired on December 19, 2006.

The REIT received $2.1 million for 2006 (2005 - $1.9 million; 2004 - $1.5 million) for providing management services. This amount is recorded in general and administrative expense as a recovery of costs.

Management advisory agreement

Under the terms of the Management Advisory Agreement, PRF Co. provided advisory services to the REIT with respect to identifying property investment opportunities which met the investment guidelines set out in the Declaration of Trust, providing the Trustees and the Investment Committee with information and advice relating to proposed acquisitions and dispositions of properties as well as supervising due diligence conducted in connection with the proposed acquisition of properties.

PRF Co. was entitled to a fee for such services in an amount equal to 0.50% of the REIT’s pro-rata share of the cost of acquisition or investment in any new property or of the amount of preferred or similar investments in real estate and an amount equal to 0.25% of the proceeds of disposition of any property disposed of by the REIT. Investigative costs relating to properties that were not acquired by the REIT were absorbed by PRF Co. This agreement expired in October 2006.

In consideration of its fee for services performed in connection with the REIT’s acquisition and disposition of investments, PRF Co. was paid $1.0 million in 2006 (2005 - $1.8 million; 2004 - $2.1 million) in the aggregate. These amounts are recorded as part of the cost of the investment. In addition to the management advisory agreement, a party related to a significant shareholder received a $0.4 million finder’s fee in January 2006 for its services related to the REIT’s investment in Prime.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

26.                 COMMITMENTS, CONTINGENCIES AND GUARANTEES

Tenant improvements

The REIT has $8.2 million in committed tenant improvements as at December 31, 2006 which are not included as a liability on the financial statements.

Ground leases

The REIT has entered into two non-cancelable operating ground leases (excluding renewal options), which are accounted for as operating leases. These operating leases expire in 2067 and 2083, taking into account renewal options in favour of the REIT. The annual lease expense for these two leases is $0.2 million per annum.

Contingencies

The REIT’s subsidiaries are involved in litigation and claims that arise from time to time in the normal course of business. In the opinion of management, none of these, individually or in aggregate, would result in a liability that would have a significant adverse effect on the financial position of the REIT.

Guarantees

(a)  Trustee and officer indemnification

The Declaration of Trust provides that the REIT shall indemnify a Trustee against all liabilities, damages, losses, debts, claims, costs, charges and expenses, including an amount paid to settle an action to satisfy judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she was made a party by reason of being or having been a Trustee of the REIT if he or she acted honestly and in good faith with a view to the best interests of the REIT or, in the case of criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The REIT maintains insurance for the benefit of its Trustees and officers against liability in their respective capacities as Trustees and officers. No amount has been recorded in the financial statements with respect to these indemnification agreements as no claims are currently outstanding.

(b)  Public offerings

The REIT has entered into underwriting agreements that provide for indemnification to third parties in connection with public offerings. These indemnification provisions generally require the REIT to indemnify the underwriters and their employees for all losses, claims and expenses incurred by such persons on account of the REIT’s non-compliance with applicable securities laws. Any claims for indemnification would normally arise within a three-year period following an offering and are limited to the amount raised. The REIT is not aware of any claims and accordingly has not made any payments under such indemnities. No amount has been accrued in the financial statements with respect to these indemnities.

(c)  Dispositions

In the event of a sale of a building, IPC may agree to indemnify the purchaser against certain claims related to the period the building was owned by the REIT. No amount has been recorded in the financial statements with respect to these indemnification agreements and no claims are outstanding.

27. DIFFERENCES FROM UNITED STATES ACCOUNTING PRINCIPLES

The consolidated financial statements of IPC have been prepared in accordance with Canadian GAAP. The differences affecting the REIT between Canadian GAAP and US GAAP relating to measurement and recognition are explained below, along with their net effect on the REIT’s consolidated financial statements.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(A) INCOME STATEMENT DIFFERENCES

The incorporation of the significant differences in accounting principles in the REIT’s statement of income for the years ended December 31, 2006 and 2005 resulted in the following changes to net income.

The following is a reconciliation of net income under Canadian GAAP to net income under US GAAP:

	Note	Year Ended December 31, 2006	Year Ended December 31, 2005

Net income - Canadian GAAP		$55,811	$4,339
Increased (decreased) by:
Rental property depreciation	(i)	(1,112)	(5,542)
Property lease termination income	(ii)	(478)	490
Rental revenue from amortization of below (above) market leases	(iii)	2,953	4,808
Interest expense on long term debt and amortization of transaction costs and fees	(iv)	718	304
Income from discontinued operations	(v)	(75)	171
Non-controlling interest	(vi)	38	(246)

Future income tax recovery	(vii)	(791)	(23)

Net income under US GAAP		$57,064	$4,301

Basic net income (loss) per unit
Continuing operations		$1.32	$(0.26)
Discontinued operations		0.01	0.37
		$1.33	$0.10

Diluted net income (loss) per unit
Continuing operations		$1.18	$(0.26)
Discontinued operations		0.00	0.36
		$1.18	$0.10

Explanation of the significant income statement differences between Canadian and US GAAP are as follows:

(i) Rental property depreciation

Prior to January 1, 2004, rental properties were depreciated under Canadian GAAP using the 5% sinking-fund method over 40 years. Effective January 1, 2004, depreciation of rental properties was recorded using the straight-line method on a prospective basis over the same life. Under US GAAP, rental properties have been depreciated on a straight-line basis from inception. The combined affect of the difference in depreciation method and the reallocation of the rental property purchase price as described in Note 27(C)(i) under US GAAP results in higher straight-line depreciation under US GAAP for the years ended December 31, 2006 and 2005.

(ii) Rental property lease termination income

Under Canadian GAAP, lease termination fees are recognized into income when the lessee forgoes the rights and obligations associated with the use of the property (the date the tenant vacates the property). Under US GAAP, lease termination revenue must be recognized on a straight-line basis over the period from the date that the notice is given (date of lease modification) by the lessee until the tenant vacates the property. As a result of the timing differences in recognition, IPC recorded an additional $0.5 million in lease termination fee income for the year ended December 31, 2006 and $0.5 million less lease termination fee income for the year ended December 31, 2005 under US GAAP.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(iii) Rental revenue from amortization of below (above) market leases

Prior to September 12, 2003, the purchase prices of rental property acquisitions were only allocated to land and buildings under Canadian GAAP. Under US GAAP, the purchase price of an acquisition is allocated to land, building, tenant improvements and other intangible assets or liabilities. As a result, IPC adjusted the original purchase price allocations of rental properties acquired from inception to September 12, 2003, the date at which Canadian GAAP became consistent with US GAAP.

The revised purchase price allocations result in amounts allocated to in-place lease income adjustments which are amortized and recorded as either an increase (for below market leases) or a decrease (for above market leases) in income over the remaining term of the associated lease. As a result of the change in the purchase price allocation, IPC recorded additional rental revenue of $3.0 million and $4.0 million in the years ended December 31, 2006 and 2005, respectively.

In addition, remaining balances of intangible assets and liabilities related to tenants who terminated their lease were recorded as rental revenue in the period in which the leases were terminated. This resulted in an additional $0.8 million in rental revenue for the year ended December 31, 2005.

(iv) Interest expense on long term debt and decreased amortization of transaction costs and fees

Under Canadian GAAP, transaction costs and fees related to long term debt were deferred and amortized over the life of the related debt on a straight-line basis. A portion of transaction costs and fees related to convertible debentures are classified as a component of unitholders’ equity under Canadian GAAP. In addition, convertible debentures are split into both a liability component and an equity component, with the liability component accreted up to the par value outstanding over the life of the debenture under Canadian GAAP.

Under US GAAP, transaction costs and fees have been deferred and recognized as a reduction in the yield of the loan from the issuance date of the associated debt. Convertible debentures are classified solely as a liability since the convertible debt is considered to be a conventional convertible debenture under US GAAP and the conversion feature is not considered to be beneficial. Similarly, transaction costs and fees associated with convertible debentures that are classified as a component of unitholders’ equity under Canadian GAAP are presented as other assets and deferred and recognized as a reduction in the yield of the debenture under US GAAP. The differences between Canadian GAAP and US GAAP resulted in increased interest expense of $0.5 million and $0.3 million for the years ended December 31, 2006 and 2005, respectively. Amortization of transaction costs and fees decreased by $1.2 million and $0.6 million for the years ended December 31, 2006 and 2005.

(v) Income from discontinued operations

As a result of the above US GAAP adjustments, income from discontinued operations decreased by $0.1 million for the year ended December 31, 2006 and increased by $0.2 million for the year ended December 31, 2005.

(vi)  Non-controlling interests

Non-controlling interests include the effect of US GAAP adjustments relating to non-wholly owned subsidiaries. Non-controlling interests increased $0.2 million for the year ended December 31, 2005 as a result of the above US GAAP adjustments.

(vii) Income tax effect of US GAAP adjustments

Income taxes are accounted for using the liability method under Canadian GAAP and US GAAP, whereby the impact of changes in income tax rates to the tax asset or liability account is reflected in the current year’s statement of income. Under Canadian GAAP, the impact of the change is reflected when the legislation affecting the tax rate change is substantively enacted, whereas the impact under US GAAP is reflected when the legislation is enacted. There were no material differences to future tax expense under US GAAP with respect to this change in recognition.

As a result of the above US GAAP adjustments to income, IPC reduced the future tax recovery by $0.8 million for the year ended December 31, 2006 (2005 – nil).

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(viii) Stock options

Under Canadian GAAP, IPC records stock options based on the fair value of the award on the date of the grant. IPC granted its first stock options on December 20, 2001, the date of formation of the REIT. IPC early adopted the fair value method of accounting on a retroactive basis under Canadian GAAP. The Canadian standard preceded the US standard in the date of adoption of the fair value method of accounting.

Under US GAAP, IPC was not required to use a fair value based method of accounting for stock options until January 1, 2006, but had the option to apply fair value accounting throughout IPC’s existence as per Financial Accounting Standard (“SFAS”)123 as amended by SFAS 148. In applying US GAAP, IPC elected to early adopt Financial Accounting Standard 123 to apply a fair value based method of accounting on a retroactive basis. Therefore, there are no differences between Canadian GAAP and US GAAP.

(B) COMPREHENSIVE INCOME

Under US GAAP, IPC must report comprehensive income to comply with SFAS 130, “Reporting Comprehensive Income.”  Comprehensive income consists of net income and other comprehensive income, which in the case of IPC, relates solely to unrealized foreign currency translation amounts arising from self-sustaining foreign operations.

Comprehensive income under US GAAP is as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2005

Net Income under US GAAP	$57,064	$4,301

Other comprehensive income
Foreign currency translation gain	656	96

Comprehensive income	$57,720	$4,397

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(C) BALANCE SHEET DIFFERENCES

The following shows the cumulative increases (decreases) to account balances had the consolidated balance sheets been prepared under US GAAP:

	2006				2005
		Canadian		US	Canadian		US
	Note	GAAP		GAAP	GAAP		GAAP

ASSETS
Rental properties	(i)	$1,085,884	$(10,483)	$1,075,401	$983,602	$(9,372)	$974,230
Other real estate investments		11,110	—	11,110	174,704	—	174,704
Cash and cash equivalents		47,262	—	47,262	20,047	—	20,047
Restricted cash		24,556	—	24,556	69,405	—	69,405
Accounts receivable		25,654	—	25,654	19,954	478	20,432
Prepaid expenses and other assets	(ii)	19,825	1,567	21,392	15,128	1,550	16,678
Future income tax asset	(iii)	24,583	10,463	35,046	29,467	10,282	39,749
Assets held for sale	(iv)	74,509	316	74,825	73,082	402	73,484
		$1,313,383	$1,863	$1,315,246	$1,385,389	$3,340	$1,388,729

LIABILITIES
Mortgages payable		$731,412	$—	$731,412	$660,332	$—	$660,332
Convertible debentures	(v)	92,914	2,883	95,797	95,937	3,384	99,321
Long-term acquisition facility		—	—	—	174,591	—	174,591
Accounts payable and accrued liabilities		46,087	—	46,087	35,382	—	35,382
Other liabilities	(vi)	12,161	14,746	26,907	12,724	17,904	30,628
Future income tax liability	(iii)	33,712	1,663	35,375	39,360	690	40,050
Liabilities relating to assets held for sale	(iv)	55,732	1,920	57,652	56,926	1,932	58,858
		972,018	21,212	993,230	1,075,252	23,910	1,099,162

Non-controlling interests	(vii)	64,399	436,127	500,526	64,468	376,088	440,556

UNITHOLDERS’ EQUITY (DEFICIENCY)
Unitholders’ equity (deficiency)	(viii)	275,982	(454,492)	(178,510)	245,296	(396,285)	(150,989)
Cumulative translation gain	(ix)	984	(984)	—	373	(373)	—
		276,966	(455,476)	(178,510)	245,669	(396,658)	(150,989)
		$1,313,383	$1,863	$1,315,246	$1,385,389	$3,340	$1,388,729

(i) Rental properties

There are three principal differences between Canadian GAAP and US GAAP affecting the carrying value of rental properties. The first difference relates to historical differences in the method of depreciation to be applied to depreciable assets as described in Note 27(A)(i).

The second difference relates to the allocation of the purchase price of rental property acquisitions to the related assets. Prior to September 12, 2003, the purchase prices of rental property acquisitions were only allocated to land and building under Canadian GAAP. Under US GAAP, the purchase price of an acquisition is allocated to land, building, tenant improvements and other intangible assets or liabilities. As a result, IPC adjusted the original purchase price allocations of rental properties acquired from inception to September 12, 2003, the date at which Canadian GAAP became consistent with US GAAP.

The third difference relates to the method of accounting for joint ventures, which in the case of IPC, relates solely to the Wanamaker building. Under Canadian GAAP, the accounts of all incorporated and unincorporated joint ventures are proportionately consolidated according to the company’s ownership interest. Under US GAAP, the equity method of accounting is applied. In circumstances where a joint venture is an operating entity and the significant financial and operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the entity, the United States Securities Exchange Commission (“SEC”) regulations do not require adjustment to equity account the joint ventures. As a result, presentation of the Wanamaker building has not been adjusted to the equity method, as the information that would be required to reconcile to an equity method basis is included in Note 22.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(ii) Prepaid expenses and other assets

There are two principal differences between Canadian GAAP and US GAAP affecting the carrying value of prepaid expenses and other assets (intangibles). The first difference relates to the method of accounting for allocating the purchase price of rental property acquisitions as described in Note 27(A)(iii). The revised purchase price allocations resulted in amounts allocated to above-market leases which are recorded as other assets and amortized into income over the remaining term of the associated lease.

The second difference relates to the treatment of transaction costs and fees related to long term debt as described in Note 27(A)(iv).

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Prepaids and other assets under Canadian GAAP	$19,825	$15,128
Above-market lease adjustment	853	1,059
Transfer of issuance costs related to convertible debentures to transaction costs and fees	159	159
Reduced accumulated amortization of transaction costs and fees	555	332
Prepaids and other assets under US GAAP	$21,392	$16,678

(iii) Income tax effect of US GAAP adjustments

Future tax assets and liabilities related to differences in the tax and book basis of the REIT’s balance sheet items were adjusted due to the cumulative impact of all US GAAP adjustments.

(iv) Assets and liabilities held for sale

The carrying value of the assets and liabilities associated with rental properties held for sale were impacted by the historical differences in the purchase price allocation and depreciation methods described in Note 27(C)(i).

(v) Convertible debentures

Under Canadian GAAP, the debentures are split into both a liability and equity component. The liability component is accreted up to the par value outstanding over the life of the debenture. Under US GAAP, the entire instrument is classified as a liability since the convertible debt is considered to be a conventional convertible debenture under US GAAP and the conversion feature is not considered to be beneficial.

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Convertible debentures under Canadian GAAP	$92,914	$95,937
Equity conversion factor adjustment	3,406	3,543
Add back accretion of liability component	(523)	(159)
Convertible debentures under US GAAP	$95,797	$99,321
	95,797	99,321

(vi) Other liabilities

The primary difference between Canadian GAAP and US GAAP relates to the method of allocating the purchase price of rental property acquisitions as described in Note 27(C)(i). The revised purchase price allocations resulted in amounts allocated to below-market leases which are recorded as other liabilities (intangibles) and amortized into income over the remaining term of the associated lease.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(vii)  Non-controlling interests

There are three principal differences between Canadian GAAP and US GAAP affecting the carrying value of non-controlling interests. The first difference relates to the effect of US GAAP adjustments relating to non-wholly owned subsidiaries.

The second difference relates to the treatment of the REIT’s units. The REIT units are redeemable at the option of the unitholder. As a result, under US GAAP, the REIT units must be recorded at their redeemable amount and presented as non-controlling interests in the consolidated balance sheet. The redemption amount is determined as being the lesser of: (i) the closing market price per unit as at each balance sheet date; and (ii) 90% of the simple average of the closing price of the units during the 10 trading day period commencing immediately subsequent to the balance sheet date. Furthermore, the total amount payable by the REIT in respect of such units and all other units tendered for redemption in the same calendar month shall not exceed $50,000. If a unitholder is not entitled to receive cash upon the redemption of units as a result of the foregoing limitation, then each unit tendered for redemption shall, subject to any regulatory approvals, be redeemed by way of a distribution in the form of notes of holdings held by the REIT. The aggregate principal amount of such notes would be the redemption price payable by the REIT. The term of such notes would be 25 years and would bear interest equal to the prime rate plus 1%.

Under Canadian GAAP, all REIT units are classified as a component of unitholders’ equity. As at December 31, 2006 and 2005, the REIT had classified $294.4 million and $289.5 million from unitholders’ equity, respectively, as non-controlling interests in accordance with US GAAP. As these units are required to be valued at redemption value, the changes in redemption value between periods are charged or credited to accumulated deficit. As at December 31, 2006 and 2005, the cumulative increases in redemption value of the REIT’s units were $134.3 million and $83.5 million, respectively.

The third difference relates to the presentation of the REIT’s contributed surplus. Contributed surplus, which consists of deferred units and unit options, are also presented as non-controlling interests under US GAAP. Under Canadian GAAP, contributed surplus is classified as a component of unitholders’ equity. As at December 31, 2006 and 2005, the REIT had classified $8.0 million and $3.6 million from unitholders’ equity, respectively, as non-controlling interests, in accordance with US GAAP.

	December 31,	December 31,
	2006	2005

Non-controlling interests under Canadian GAAP	$64,399	$64,468
Treatment of REIT units as non-controlling interests - historical cost	294,434	289,475
Cumulative increase in redemption value of units	134,302	83,452
Treatment of contributed surplus as non-controlling interests	7,980	3,577
Change in units upon conversion of convertible debentures	(190)	(54)
Impact of US GAAP adjustments on non-wholly owned subsidiaries	(399)	(362)
Non-controlling interests under US GAAP	$500,526	$440,556

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

(viii) Unitholders’ equity (deficiency)

The cumulative impact of US GAAP adjustments to unitholders’ equity (deficiency) is as follows:

	December 31,	December 31,
	2006	2005

Unitholders’ equity under Canadian GAAP	$275,982	$245,296
Treatment of REIT units as non-controlling interests - historical cost	(294,434)	(289,475)
Cumulative increase in redemption value of units	(134,302)	(83,452)
Treatment of contributed surplus as non-controlling interests	(7,980)	(3,577)
Transfer of convertible debenture equity component to debt	(3,406)	(3,543)
Transfer of cumulative translation gain to accumulated other comprehensive income	984	373
Impact of US GAAP adjustments on cumulative foreign currency translation gain	45	41
Transfer of issuance costs related to convertible debentures to transaction costs and fees	159	159
Cumulative US GAAP adjustment impact on opening accumulated deficit	(16,811)	(16,773)
Impact of US GAAP adjustments on current year net income	1,253	(38)
Unitholders’ deficiency under US GAAP	$(178,510)	$(150,989)

(ix) Cumulative translation gain

Under Canadian GAAP, unrealized foreign currency translation amounts are recorded as a cumulative translation gain. Under US GAAP, these amounts are recorded as a component of unitholders’ equity in accumulated other comprehensive income. Changes to the foreign currency translation gain are the cumulative effect of the US GAAP adjustments.

	Year Ended December 31,	Year Ended December 31,
	2006	2005

Net Income under US GAAP	$57,064	$4,301

Other comprehensive income Foreign currency translation gain	656	96

Comprehensive income	$57,720	$4,397

(D) STATEMENT OF CASH FLOWS

Total cash flows provided by (used in) operating, investing, and financing activities as shown on the consolidated statement of cash flows were the same under Canadian GAAP and US GAAP.

(E) FUTURE ACCOUNTING POLICY CHANGES

(i) FASB Interpretation No. 48

Effective January 1, 2007, the REIT adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty, an Interpretation of FASB Statement No. 109,” for purposes of US GAAP. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. In accordance with the requirements of FIN 48, the REIT evaluated all tax years still subject to potential audit under state and federal income tax law were evaluated in reaching accounting conclusions.

1PC US REIT                       Year Ended December 31, 2006

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2006, 2005 and 2004
(tables stated in thousands of U.S. dollars, except per unit amounts)

IPC evaluated the potential impact of identified uncertain tax positions and concluded that we did not have any additional tax liabilities or unrecognized tax benefits after applying FIN 48 as of the January 1, 2007 adoption date or for the three year ended December 31, 2006.

28. SUBSEQUENT EVENTS

On January 30, 2007, the REIT announced that its Board of Trustees approved a process to solicit proposals to acquire or merge with the REIT. On August 14, 2007, IPC announced that it had entered into a definitive purchase agreement to sell all of its assets to a wholly-owned subsidiary of Behringer Harvard REIT I, Inc., a Dallas based real estate investment group. At a Special Meeting of Unitholders held on October 16, 2007, the unitholders approved the sale.

In April 2007, the REIT acquired 500 East Pratt, a 280,000 square foot, 12-storey, Class A office building located in Baltimore’s central business district. The purchase price for the property was $73.5 million, financed primarily with a 10 year, $58.8 million interest only mortgage, at a fixed rate of 5.55%.

In April 2007, the REIT disposed of its 85% interest in 2100 Ross Avenue, generating a gain of $4.7 million. The sale price for the building was $73.0 million (100%).

Subsequent to year end, $13.9 million face value of convertible debentures were converted into 1,423,482 units.

1PC US REIT                       Year Ended December 31, 2006

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Balance Sheets (all amounts in thousands of U.S. dollars) - unaudited

	September 30,	December 31,
	2007	2006
		(Restated - Note 2)
ASSETS

Rental properties (Note 4)	$1,146,731	$1,085,884
Other real estate investments (Note 5)	11,143	11,110
Cash and cash equivalents	26,310	47,262
Restricted cash	27,856	24,556
Accounts receivable	25,448	25,654
Prepaid expenses and other assets (Note 6)	15,055	19,825
Future income tax asset (Note 16)	32,247	24,583
Assets held for sale (Note 19)	7,864	74,509
	$1,292,654	$1,313,383

LIABILITIES

Mortgages payable (Note 7)	$782,093	$731,412
Convertible debentures (Note 8)	77,131	92,914
Accounts payable and accrued liabilities	45,182	46,087
Other liabilities (Note 9)	14,792	12,161
Future income tax liability (Note 16)	37,130	33,712
Liabilities relating to assets held for sale (Note 19)	4,912	55,732
	961,240	972,018

NON-CONTROLLING INTERESTS (Note 10)	63,870	64,399

UNITHOLDERS’ EQUITY
Unitholders’ equity (Note 11)	267,544	276,966
	$1,292,654	$1,313,383

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Unitholders’ Equity
(all amounts in thousands of U.S. dollars) - unaudited

			Contributed	Convertible Debentures Equity	Accumulated Other Comprehensive
	Units in $	Deficit	Surplus	Component	Income	Total
	(Restated - Note 2)				(Restated - Note 2)	(Restated -Note 2)

UNITHOLDERS’ EQUITY, December 31, 2006	$294,434	$(29,838)	$7,980	$3,406	$984	$276,966
Adjustment for change in accounting policies (Note 2)	—	403	—	—	—	403
Adjusted balance, January 1, 2007	294,434	(29,435)	7,980	3,406	984	277,369

CHANGES DURING THE PERIOD
Net loss	—	(363)	—	—	—	(363)
Other comprehensive income	—	—	—	—	612	612
Distributions to unitholders	—	(26,686)	—	—	—	(26,686)
Distributions reinvested	441	—	—	—	—	441
Unit options	1,754	—	(30)	—	—	1,724
Deferred units	1,836	—	(270)	—	—	1,566
Convertible debentures	13,397	—	—	(516)	—	12,881
UNITHOLDERS’ EQUITY, September 30, 2007	$311,862	$(56,484)	$7,680	$2,890	$1,596	$267,544

			Contributed	Convertible Debentures Equity	Accumulated Other Comprehensive
	Units in $	Deficit	Surplus	Component	Income	Total
	(Restated - Note 2)				(Restated - Note 2)	(Restated - Note 2)

UNITHOLDERS’ EQUITY, December 31, 2005	$289,475	$(51,299)	$3,577	$3,543	$373	$245,669

CHANGES DURING THE PERIOD
Net income	—	31,578	—	—	—	31,578
Other comprehensive loss	—	—	—	—	(60)	(60)
Distributions to unitholders	—	(25,733)	—	—	—	(25,733)
Distributions reinvested	811	—	—	—	—	811
Unit options	311	—	38	—	—	349
Deferred units	132	—	1,917	—	—	2,049
Convertible debentures	3,100	—	—	(126)	—	2,974
UNITHOLDERS’ EQUITY, September 30, 2006	$293,829	$(45,454)	$5,532	$3,417	$313	$257,637

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of (Loss) Income
(all amounts in thousands of U.S. dollars, except per unit amounts) - unaudited

	Nine months ended
	September 30,
	2007	2006

Rental revenues (Note 12)	$139,298	$124,647

Operating costs	64,540	57,685
	74,758	66,962

Interest expense	38,056	41,144

Investment and fee income (Note 13)	(1,943)	(10,011)

General and administrative expenses (Note 14)	6,507	4,143

INCOME FROM CONTINUING OPERATIONS BEFORE THE UNDERNOTED	32,138	31,686

Amortization	33,654	29,866

Corporate transaction costs (Note 15)	2,894	1,222

Gain on disposition of other real estate investments	—	(29,389)
	36,548	1,699
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	(4,410)	29,987

Current income tax expense	531	67

Future income tax recovery	(3,687)	(6,367)
	(3,156)	(6,300)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE NON-CONTROLLING INTERESTS	(1,254)	36,287

Non-controlling interests (Note 10)	3,900	5,262
(LOSS) INCOME FROM CONTINUING OPERATIONS	(5,154)	31,025
INCOME FROM DISCONTINUED OPERATIONS (Note 19)	58	553
GAIN ON DISPOSITION OF DISCONTINUED OPERATIONS	4,733	—
NET (LOSS) INCOME	$(363)	$31,578

BASIC NET (LOSS) INCOME PER UNIT (Note 18)
Continuing operations	$(0.12)	$0.73
Discontinued operations	0.11	0.01
	$(0.01)	$0.74

DILUTED NET (LOSS) INCOME PER UNIT (Note 18)
Continuing operations	$(0.12)	$0.67
Discontinued operations	0.11	0.01
	$(0.01)	$0.68

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Comprehensive Income
(all amounts in thousands of U.S. dollars) - unaudited

	Nine months ended
	September 30,
	2007	2006

NET (LOSS) INCOME	$(363)	$31,578

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	612	(60)

COMPREHENSIVE INCOME	$249	$31,518

The accompanying notes are an integral part of the consolidated financial statements.

IPC US REAL ESTATE INVESTMENT TRUST
Consolidated Statements of Cash Flows
(all amounts in thousands of U.S. dollars) - unaudited

	Nine months ended
	September 30,
	2007	2006

NET INFLOW (OUTFLOW) RELATED TO THE FOLLOWING ACTIVITIES

OPERATING
(Loss) income from continuing operations	$(5,154)	$31,025
Items not affecting cash
Amortization of rental properties	33,148	28,660
Equity loss	—	178
Gain on disposition of rental properties, net of defeasance costs	(4,733)	—
Gain on disposition of other real estate investments, net of defeasance costs	—	(29,389)
Future income tax recovery	(3,687)	(6,367)
Non-controlling interest	3,900	5,262
Amortization of deferred financing costs	506	1,206
Other	2,466	2,623

Changes in non-cash working capital operating items (Note 17)	(3,676)	(5,164)
Leasing costs - commissions	(3,435)	(4,696)

Discontinued operations	2,458	(206)
	21,793	23,132

INVESTING
Acquisition of rental properties	(75,313)	(108,613)
Proceeds from redemption of other real estate investments	—	82,962
Cash held for replacement property	—	38,676
Building improvements	(3,071)	(8,301)
Leasing costs - tenant improvements	(9,770)	(12,908)
Changes in restricted cash	(2,711)	6,232
Other	(128)	(214)
Discontinued operations	26,507	(1,494)
	(64,486)	(3,660)

FINANCING
Proceeds from exercise of options	1,638	302
Proceeds from long-term debt	58,713	77,500
Repayment of long-term debt	(4,924)	(4,776)
Repayment of long-term acquisition facility	—	(60,791)
Deferred financing costs	—	(161)
Cash distributions to unitholders	(26,013)	(24,911)
Paid to non-controlling interests	(4,429)	(4,335)
Discontinued operations	(3,855)	(522)
	21,130	(17,694)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	611	(60)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,952)	1,718

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	47,262	20,047
CASH AND CASH EQUIVALENTS - END OF PERIOD	$26,310	$21,765

SUPPLEMENTAL CASH FLOW INFORMATION
Cash interest paid	$35,603	$43,532
Cash income taxes paid	3,447	1,571

The accompanying notes are an integral part of the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

1. THE REIT

IPC US Real Estate Investment Trust (“IPC” or the “REIT”) is a Canadian open-ended real estate investment trust that invests in class A office properties in the United States. As of September 30, 2007, IPC had ownership interests ranging from 60% to 100% in 35 buildings comprising over 9.6 million square feet of rentable space (IPC’s ownership interest is equivalent to 8.8 million square feet).

On January 30, 2007, IPC announced that its Board of Trustees had approved a process to solicit proposals to acquire or merge with the REIT. On August 14, 2007, IPC announced that it had entered into a definitive purchase agreement (the “Purchase Agreement”) to sell all of its assets to a wholly-owned subsidiary of Behringer Harvard REIT I, Inc. (“Behringer Harvard”), a Dallas based real estate investment group. At a Special Meeting of Unitholders held on October 16, 2007, the unitholders approved the sale.

Behringer Harvard will acquire the assets and assume the liabilities of the REIT in an all cash transaction valued at approximately $1.4 billion, subject to receipt of all third party consents. Following the close of the transaction, all of the issued and outstanding units of the REIT will be redeemed at a redemption price of US$9.75 per unit in cash plus (i) any declared and unpaid monthly distributions on a unit, and (ii) $0.0667 per unit, pro-rated on the basis of the number of days that have passed in the month in which closing occurs. IPC REIT will thereafter be wound up. Under the terms of the Purchase Agreement, the REIT is entitled to continue paying its monthly distributions of up to $0.0667 per unit. The transaction is expected to close late November 2007.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim consolidated financial statements do not include all disclosures as required by Canadian generally accepted accounting principles (“GAAP”) for annual consolidated financial statements and should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2006 as presented in the annual report. The accounting policies used in the preparation of these interim consolidated financial statements are consistent with the accounting policies used in the December 31, 2006 audited consolidated financial statements, except as noted below.

Change in Accounting Policies

On January 1, 2007, the REIT adopted the Canadian Institute of Chartered Accountants (“CICA”) handbook sections 3855 “Financial Instruments – Recognition and Measurement,” 1530 “Comprehensive Income,” and 3251 “Equity.”

Section 3855 requires certain financial instruments to be recorded initially at their fair value. Recording in subsequent periods is either at fair value or amortized cost and depends on whether the financial instrument has been classified as loans and receivables, available for sale, held for trading or financial liabilities. Certain financial instruments that do not have quoted market values in an active market are recorded at amortized cost. Amortization is calculated using the effective interest rate for the instrument. Financial instruments that will be realized within the normal operating cycle are measured at their carrying amount as this approximates fair value.

Transaction costs and fees related to the issuance of long term debt are added to the fair value of the related debt on issue and are amortized to income in conjunction with the amortization of the debt using the effective interest rate method.

Section 1530 introduces the concept of comprehensive income which consists of net income and other comprehensive income, which in the case of the REIT currently relates solely to unrealized foreign currency translation amounts arising from self-sustaining foreign operations.

Section 3251 establishes standards for the presentation of equity and changes in equity during the reporting period and now includes accumulated other comprehensive income.

Adoption of these standards was on a prospective basis without restatement of prior periods, except for the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

accumulated foreign currency translation gain, which has been reclassified in order to conform with presentation standards in Section 3251 “Equity.”

The REIT has presented Consolidated Statements of Unitholders’ Equity and Comprehensive Income for the nine months ended September 30, 2007 and 2006.

The impact of the adoption of these standards on January 1, 2007 was as follows:

	December 31, 2006	Transition Adjustment	January 1, 2007
	(Restated)
ASSETS
Rental properties	$1,085,884	$—	$1,085,884
Other real estate investments	11,110	54	11,164
Cash & cash equivalents	47,262	—	47,262
Restricted cash	24,556	—	24,556
Other assets	70,062	(6,644)	63,418
Assets held for sale	74,509	—	74,509
	$1,313,383	$(6,590)	$1,306,793

LIABILITIES
Mortgages payable	$731,412	$(3,343)	$728,069
Convertible debentures	92,914	(3,450)	89,464
Other liabilities	91,960	(200)	91,760
Liabilities relating to assets held for sale	55,732	—	55,732
	972,018	(6,993)	965,025

Non-controlling interests	64,399	—	64,399

UNITHOLDERS’ EQUITY
Unitholders’ equity	276,966	403	277,369

	$1,313,383	$(6,590)	$1,306,793

3.  ACQUISITIONS

		Size	Purchase	Mortgage	Fixed
Property	Month	(sq. ft.)	Price (1)	Financing	Rate	Maturity

2007
500 East Pratt Street, Baltimore, Maryland	April	280,000	$73,500	$58,800	5.55%	Apr. 2017

2006
Fifth Third Center, Columbus, Ohio	June	331,000	$73,000	$52,500	6.09%	Jul. 2016
Metro Center, Nashville, Tennessee	June	361,000	$34,500	$25,000	6.06%	Jul. 2016

(1) Excludes closing costs

The purchase prices, including costs of the acquisitions and acquired working capital, have been allocated to the assets acquired and liabilities assumed on the basis of their fair value on the acquisition date as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

	Nine months ended September 30,
	2007	2006

Land	$—	$6,752
Buildings	—	83,312
Leasehold property	60,033	—
Acquired leasing costs	11,266	8,404
In-place lease income adjustment - asset	694	7,124
In-place lease income adjustment - liability	(3,016)	(1,676)
In-place leases	2,285	3,263
Tenant relationships	3,640	1,592
Prepaid expenses and other assets	202	648
Restricted cash	590	598
Accounts payable and accrued liabilities	(381)	(1,404)
	$75,313	$108,613

4. RENTAL PROPERTIES

	September 30, 2007			December 31, 2006
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value

Land	$99,692	$—	$99,692	$99,692	$—	$99,692
Buildings and improvements	926,340	80,487	845,853	923,134	62,387	860,747
Leasehold properties	92,661	4,596	88,065	32,523	3,176	29,347
Leasing costs	71,433	14,334	57,099	58,228	9,012	49,216
Intangible assets
Acquired leasing costs	46,249	12,841	33,408	34,983	8,270	26,713
In-place leases	23,935	9,412	14,523	20,295	6,537	13,758
Tenant relationships	9,661	1,570	8,091	7,375	964	6,411
	$1,269,971	$123,240	$1,146,731	$1,176,230	$90,346	$1,085,884

5. OTHER REAL ESTATE INVESTMENTS

		September 30,	December 31,
	Investment	2007	2006

Houston Galleria Office Towers, Houston	Mezzanine loan	$10,033	$10,000
Prime Group Realty Trust, Chicago	10% carried interest	1,110	1,110
		$11,143	$11,110

The mezzanine loan investment bears interest at a rate of LIBOR plus 750 basis points. As at September 30, 2007, the loan was earning interest at 13.3% (September 30, 2006—12.8%).

The REIT has a 10% carried interest in the Prime Group Realty Trust (“Prime”) which is reflected on the balance sheet at its nominal historic cost. The REIT is entitled to 10% of any further distributions from Prime once the owner of Prime receives all of its initial capital plus a 5% return per annum.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

6. PREPAID EXPENSES AND OTHER ASSETS

	September 30, 2007			December 31, 2006
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
In-place lease income adjustments	$11,701	$3,181	$8,520	$11,007	$1,925	$9,082
Transaction costs and fees	2,328	1,987	341	10,925	3,786	7,139
Prepaid expenses	5,420	—	5,420	2,363	—	2,363
Other	2,260	1,486	774	2,205	964	1,241
	$21,709	$6,654	$15,055	$26,500	$6,675	$19,825

Transaction costs and fees at September 30, 2007 relate to the $200 million acquisition debt facility. There were no amounts drawn at September 30, 2007 and December 31, 2006.

7. MORTGAGES PAYABLE

	September 30, 2007	December 31, 2006

4.76% Mortgage due July 2009	$16,718	$17,039
Floating rate loan due July 2009	3,000	3,000
8.31% Mortgage due October 2010	10,503	10,590
6.63% Mortgage due December 2010	16,306	16,460
7.99% Mortgage due January 2011	28,755	29,212
6.38% Mortgage due August 2012	28,171	28,480
6.43% Mortgage due August 2012	44,162	44,642
5.38% Mortgage due June 2013	37,249	37,681
5.42% Mortgage due December 2013	29,548	30,291
5.69% Mortgage due December 2013	51,333	51,914
6.65% Mortgage due October 2014	11,104	11,357
5.18% Mortgage due April 2015	67,630	68,320
5.02% Mortgage due April 2015	50,000	50,000
5.18% Mortgage due June 2015	153,000	153,000
5.16% Mortgage due October 2015	5,400	5,400
5.17% Mortgage due November 2015	43,000	43,000
5.20% Mortgage due December 2015	46,000	46,000
6.06% Mortgage due July 2016	25,000	25,000
6.09% Mortgage due July 2016	52,500	52,500
5.55% Mortgage due May 2017	58,800	—
4.75% Mortgage due July 2018	7,109	7,526
	785,288	731,412
Unamortized transaction costs and fees	3,195	—
	$782,093	$731,412

Mortgage balances shown above reflect the actual amount of mortgages payable at the balance sheet date. Unamortized transaction costs and fees have been allocated to mortgages payable and amortized over the expected life of the related mortgages using the effective interest rate method (see Note 2).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

8.  CONVERTIBLE DEBENTURES

		September 30, 2007		December 31, 2006
	Conversion Price	Principal Amount	Liability Component	Principal Amount	Liability Component
5.75% Convertible debentures, due September 2012	$11.00	$57,017	$55,556	$60,000	$58,275
6.00% Convertible debentures, due November 2014	$9.50	24,981	24,233	35,797	34,639
		81,998	79,789	95,797	92914
Unamortized transaction costs and fees		—	(2,658)	—	—
		$81,998	$77,131	$95,797	$92,914

In the nine months ended September 30, 2007, $10.8 million (nine months ended September 30, 2006—$3.2 million), of the 6.00% convertible debentures were converted into 1,138,515 units (nine months ended September 30, 2006—340,203 units).

In the nine months ended September 30, 2007, $3.0 million of the 5.75% convertible debentures were converted into 271,178 units (nine months ended September 30, 2006— nil).

9.  OTHER LIABILITIES

	September 30, 2007	December 31, 2006

Land purchase agreement	$5,376	$5,376
In-place lease income adjustments	7,579	4,563
Less: accumulated amortization	(1,420)	(840)
Distributions payable	3,001	2,770
Deferred income	46	82
Other	210	210
	$14,792	$12,161

10.  NON-CONTROLLING INTERESTS

	Minority interest of PRF	Minority interests of Partners	Total
Balance at December 31, 2006	$56,241	$8,158	$64,399
Income (loss) allocable to non-controlling interests	4,083	(183)	3,900
Distributions to non-controlling interests	(4,041)	(388)	(4,429)
Balance at September 30, 2007	$56,283	$7,587	$63,870

The minority interest of PRF Holdings Inc. (“PRF”) represents an approximate 12.9% (December 31, 2006— 13.4%) economic interest in the REIT and is the result of a 51.0% equity interest in IPC Realty Limited held by PRF. The REIT holds the remaining 49.0% equity interest.

The income allocated to the non-controlling interest in IPC US is calculated using a weighted average ownership interest of 13.1% for the nine months ended September 30, 2007 (nine months ended September 30, 2006—13.5%), based on distributable income as defined in the REIT’s declaration of Trust.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

The minority interests of partners represents interests in specific rental properties of the REIT and the income attributed to these interests is based on the respective properties’ earnings.

11.  UNITHOLDERS’ EQUITY

The number of units issued and outstanding is as follows:

Units
Balance at December 31, 2006	43,102,912
Options exercised	252,650
Exchange of deferred units	197,658
Conversion of convertible debentures	1,409,693
Reinvested distributions	36,295
Balance at September 30, 2007	44,999,208

12.  RENTAL REVENUES

	Nine months ended September 30,
	2007	2006
Rental revenues	$137,273	$122,740
Straight line adjustments	2,698	2,217
Above market income lease adjustment	(673)	(310)
	$139,298	$124,647

13.  INVESTMENT AND FEE INCOME

	Nine months ended September 30,
	2007	2006
Houston Galleria mezzanine loan interest	$966	$946
State Street Financial Center equity loss	—	(178)
Bank of America Center preferred equity income	—	4,272
Prime preferred equity income	—	3,507
Management fees, interest income and other	977	1,464
	$1,943	$10,011

14.  GENERAL AND ADMINISTRATIVE EXPENSES

	Nine months ended September 30,
	2007	2007
Trust expenses	$3,495	$1,115
US management office expenses	1,240	599
US state capital taxes	180	336
Non-cash compensation	1,592	2,093
	$6,507	$4,143

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

15.  CORPORATE TRANSACTION COSTS

Corporate transaction costs relating to the sale process announced in January 2007 were $2.9 million for the nine months ended September 30, 2007 (nine months ended September 30, 2006—$1.2 million), consisting mainly of legal and advisory fees.

16.  INCOME TAX

On October 31, 2006, the Canadian Minister of Finance announced proposed tax legislation, of which a key component is the introduction of taxes on distributions from publicly traded income trusts beginning in 2011. The proposed legislation, which applies to a specified investment flow-through (“SIFT”) trust, became a substantively enacted law on June 12, 2007. SIFTs are now required to recognize future income tax assets and liabilities with a corresponding adjustment to future income tax expense, based on temporary differences expected to reverse after January 1, 2011. Qualifying real estate investment trusts (“QREITs”) are specifically excluded from the new legislation.

IPC does not meet the requirements of a QREIT and would be subject to tax at the trust level if it had any distributions attributable from a business carried on in Canada or to income from non-portfolio properties. However, all of the REIT’s taxable entities currently record future income tax balances and the REIT and other wholly owned non-taxable entities do not have any temporary differences. In addition, IPC’s distributions have historically been comprised of dividends and returns of capital, which are not subject to taxes under the legislation. No changes to the REIT’s financial statements are required as a result of this event.

17.  CHANGES IN NON-CASH WORKING CAPITAL OPERATING ITEMS

	Nine months ended September 30,
	2007	2006
Accounts receivable	$267	$(4,433)
Prepaid expenses	(2,856)	(4,170)
Accounts payable and accrued liabilities	(1,087)	3,439
	$(3,676)	$(5,164)

18.  NET (LOSS) INCOME PER UNIT

Basic net (loss) income per unit is determined by dividing net (loss) income available to unitholders as reported in the consolidated statements of (loss) income by the weighted average number of units outstanding. Diluted net (loss) income per unit reflects the dilutive effect of convertible debentures and unit options granted under the REIT’s option plan as determined under the treasury stock method and deferred units granted under the deferred unit plan. The impact of unit options and deferred units are not included in periods where net losses are recorded as they would be anti-dilutive. The options, deferred units and convertible debentures have been excluded for the nine month period ended September 30, 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

		Nine months ended
		September 30,
		2007	2006
	Net (loss) income available to unitholders - basic	$(363)	$31,578
	Convertible debenture interest *	—	3,958
	Amortization of deferred financing costs **	—	350
	Net (loss) income available to unitholders - diluted	$(363)	$35,886

	Weighted-average basic units ***	44,320,374	42,839,086
Dilution	- Unit option plan	—	303,350
	- Deferred units	—	588,844
	- Convertible debentures	—	9,343,366
	Weighted-average diluted units ***	44,320,374	53,074,646

* net of non-controlling interests

** related to convertible debentures, net of non-controlling interests

***weighted-average units outstanding excludes the 6,682,505 (2006 - 6,682,505) equivalent units represented by the 12.9% PRF non-controlling interest as they were anti-dilutive in all periods

19. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

In April 2007, the REIT disposed of its 85% interest in 2100 Ross Avenue for a total sales price of $70.4 million (100%). The $43.6 million mortgage was defeased for costs of $1.3 million, resulting in a net gain of $4.7 million:

Gain on Sale
Sale price	$70,444
Mortgage defeasance costs	(1,293)
Closing costs	$(486)
68,665
Net book value of properties sold	(63,932)
Gain on Sale	$4,733

In 2006, the REIT initiated a program to dispose of 2100 Ross Avenue in Dallas, Texas, and Executive Park in Louisville, Kentucky. Accordingly, these properties and their related working capital were designated as held for sale. Balance sheet items associated with the properties classified as held for sale as at September 30, 2007 and December 31, 2006 are shown below. Due to the sale of 2100 Ross Avenue, the September 30, 2007 balance sheet consists of Executive Park only.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

	September 30, 2007	December 31, 2006
Assets
Rental properties	$7,604	$70,195
Restricted cash	118	2,476
Other	142	1,838
	$7,864	$74,509

Liabilities related to properties held for sale	$4,912	$52,964

Non-controlling interest	—	2,768
	4,912	55,732

Net investment in assets held for sale	$2,952	$18,778

The statement of income associated with assets held for sale and properties sold for the nine months ended September 30, 2007 and 2006 were as follows:

	Nine Months ended September 30,
	2007	2006
Rental revenues	$4,984	$10,866
Operating costs	2,715	6,112
	2,269	4,754
Interest	1,049	2,134
Amortization	—	1,681
Other	12	(37)
	1,208	976
Current income tax expense	2	1
Future income tax expense	282	291
	924	684
Non-controlling interests	866	131
Income from discontinued operations	$58	$553

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

20. JOINT VENTURE

The following amounts represent the REIT’s 60% proportionate interest in the Wanamaker building joint venture.

	September 30,	December 31,
	2007	2006
Assets	$87,778	$82,483
Liabilities	53,056	55,294

	Nine months ended	Nine months ended
	September 30,	September 30,
	2007	2006
Revenue	$10,662	$9,951
Operating expenses	5,132	4,640
Interest	5,589	5,004
Income before amortization	(60)	307
Amortization	2,142	1,776
Net (loss) income	$(2,202)	$(1,469)

Cash flow from (used in)
Operating activities	$(2,323)	$(2,802)
Investing activities	405	1,063
Financing activities	2,310	1,950

A wholly owned subsidiary of IPC is contingently liable for the obligations of its partners in the joint venture. The assets of the joint venture partners are available and sufficient for the purpose of satisfying such obligations.

21. RELATED PARTY TRANSACTIONS

PRF lease arrangements

Leases on the remaining 21,041 square feet of vacant space leased to PRF pursuant to agreements entered into on closing of the REIT’s initial public offering expired on January 31, 2007. The total rent recorded by the REIT under the PRF lease agreements was nil for the nine months ended September 30, 2007 (nine months ended September 30, 2006—$0.7 million). There were no amounts included in accounts receivable at September 30, 2007 (December 31, 2006—$0.1 million) related to the PRF lease agreements.

Services agreement

The REIT, through its wholly-owned subsidiary IPC Realty Services Inc. (“IPC Services”), provided general management, administrative and support services to International Property Corporation (“PRF Co.”), a company associated with PRF. This agreement expired on December 19, 2006. The REIT received $1.6 million for the nine months ended September 30, 2006 for providing management services. This amount is recorded in general and administrative expense as a recovery of costs.

Management advisory agreement

Under the terms of the Management Advisory Agreement, PRF Co. provided advisory services to the REIT with respect to identifying property investment opportunities and providing advice relating to proposed acquisitions and dispositions of properties, as well as supervising due diligence conducted in connection with the proposed acquisition of properties. This agreement expired in October 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

In consideration of its fee for services performed in connection with the REIT’s acquisition and disposition of investments, PRF Co. was paid $1.0 million for the nine months ended September 30, 2006. These amounts are recorded as part of the cost of the investment or as part of the cost of sale. In addition to the management advisory agreement, a party related to a significant shareholder of IPC Realty Limited received a $0.4 million finder’s fee in January 2006 for its services related to the REIT’s investment in Prime.

22. CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of IPC have been prepared in accordance with Canadian GAAP. The differences affecting the REIT between Canadian GAAP and US GAAP relating to measurement and recognition are explained below, along with their net effect on the REIT’s consolidated financial statements.

(A) INCOME STATEMENT DIFFERENCES

The incorporation of the significant differences in accounting principles in the REIT’s statement of income for the nine months ended September 30, 2007 and 2006 resulted in the following changes to net income.

The following is a reconciliation of net income under Canadian GAAP to net income under US GAAP:

		Nine months ended September 30,	Nine months ended September 30,
	Note	2007	2006

Net (loss) income - Canadian GAAP		$(363)	$31,578
Increased (decreased) by:
Rental property depreciation	(i)	4,201	(1,272)
Property lease termination income	(ii)	—	(478)
Rental revenue from amortization of below (above) market leases	(iii)	1,329	2,214
Interest expense on long term debt and amortization of transaction costs and fees	(iv)	159	512
Income from discontinued operations	(v)	—	(56)
Non-controlling interest	(vi)	28	28
Future income tax recovery	(vii)	(2,161)	(371)

Net income under US GAAP		$3,193	$32,155

Basic net income (loss) per unit
Continuing operations		$(0.04)	$0.74
Discontinued operations		0.11	0.01
		$0.07	$0.75

Diluted net income (loss) per unit
Continuing operations		$(0.04)	$0.68
Discontinued operations		0.11	0.01
		$0.07	$0.69

Explanation of the significant income statement differences between Canadian and US GAAP are as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

(i) Rental property depreciation

Prior to January 1, 2004, rental properties were depreciated under Canadian GAAP using the 5% sinking-fund method over 40 years. Effective January 1, 2004, depreciation of rental properties was recorded using the straight-line method on a prospective basis over the same life. Under US GAAP, rental properties have been depreciated on a straight-line basis from inception. The combined affect of the difference in depreciation method and the reallocation of the rental property purchase price as described in Note 22(C)(i) under US GAAP results in lower straight-line depreciation under US GAAP for the period ended September 30, 2007 and higher straight-line depreciation under US GAAP for the period ended September 30, 2006.

(ii) Rental property lease termination income

Under Canadian GAAP, lease termination fees are recognized into income when the lessee forgoes the rights and obligations associated with the use of the property (the date the tenant vacates the property). Under US GAAP, lease termination revenue must be recognized on a straight-line basis over the period from the date that the notice is given (date of lease modification) by the lessee until the tenant vacates the property. As a result of the timing differences in recognition, lease termination fee income decreased $0.5 million for period ended September 30, 2006 under US GAAP.

(iii) Rental revenue from amortization of below (above) market leases

Prior to September 12, 2003, the purchase prices of rental property acquisitions were only allocated to land and buildings under Canadian GAAP. Under US GAAP, the purchase price of an acquisition is allocated to land, building, tenant improvements and other intangible assets or liabilities. As a result, IPC adjusted the original purchase price allocations of rental properties acquired from inception to September 12, 2003, the date at which Canadian GAAP became consistent with US GAAP.

The revised purchase price allocations result in amounts allocated to in-place lease income adjustments which are amortized and recorded as either an increase (for below market leases) or a decrease (for above market leases) in income over the remaining term of the associated lease. As a result of the change in the purchase price allocation, IPC recorded additional rental revenue of $1.5 million and $2.2 million for the nine month periods ended September 30, 2007 and 2006, respectively.

In addition, remaining balances of intangible assets and liabilities related to tenants who terminated their lease were recorded as rental revenue in the period in which the leases were terminated. This resulted in a $0.2 million decrease in rental revenue for the period ended September 30, 2007.

(iv) Interest expense on long term debt and decreased amortization of transaction costs and fees

Prior to January 1, 2007, transaction costs and fees related to long term debt were deferred and amortized under Canadian GAAP over the life of the related debt on a straight-line basis. Effective January 1, 2007, IPC implemented CICA handbook section 3855 “Financial Instruments – Recognition and Measurement.” Under section 3855, transaction costs and fees were added to the fair value of the related instrument and amortized into income in conjunction with the amortization of the instrument using the effective yield method. This was implemented on a prospective basis. A portion of transaction costs and fees related to convertible debentures are classified as a component of unitholders’ equity under Canadian GAAP. In addition, convertible debentures are split into both a liability component and an equity component, with the liability component accreted up to the par value outstanding over the life of the debenture under Canadian GAAP.

Under US GAAP, transaction costs and fees have been deferred and recognized as a reduction in the yield of the loan from the issuance date of the associated debt. Convertible debentures are classified solely as a liability, since the convertible debt is considered to be a conventional convertible debenture under US GAAP and the conversion feature is not considered to be beneficial. Similarly, transaction costs and fees associated with convertible debentures that are classified as a component of unitholders’ equity under Canadian GAAP are presented as other assets and deferred and recognized as a reduction in the yield of the debenture under US GAAP. The differences between Canadian GAAP and US GAAP resulted in decreased interest expense of $0.2 million for the period

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

ended September 30, 2007 and increased interest expense of $0.4 million for the period ended September 30, 2006. Amortization of transaction costs and fees decreased by $0.9 million for the period ended September 30, 2006.

(v) Income from discontinued operations

As a result of the above US GAAP adjustments, income from discontinued operations decreased by $0.1 million for the period ended September 30, 2006.

(vi) Non-controlling interests

Non-controlling interests include the effect of US GAAP adjustments relating to non-wholly owned subsidiaries.

(vii) Income tax effect of US GAAP adjustments

Income taxes are accounted for using the liability method under Canadian GAAP and US GAAP, whereby the impact of changes in income tax rates to the tax asset or liability account is reflected in the current year’s statement of income. Under Canadian GAAP, the impact of the change is reflected when the legislation affecting the tax rate change is substantively enacted, whereas the impact under US GAAP is reflected when the legislation is enacted. There were no material differences to future tax expense under US GAAP with respect to this change in recognition.

As a result of the above US GAAP adjustments to income, IPC reduced the future tax recovery by $2.2 million and $0.4 million for the periods ended September 30, 2007 and 2006, respectively.

(viii) Stock options

Under Canadian GAAP, IPC records stock options based on the fair value of the award on the date of the grant. IPC granted its first stock options on December 20, 2001, the date of formation of the REIT. IPC early adopted the fair value method of accounting on a retroactive basis under Canadian GAAP. The Canadian standard preceded the US standard in the date of adoption of the fair value method of accounting.

Under US GAAP, IPC was not required to use a fair value based method of accounting for stock options until January 1, 2006, but had the option to apply fair value accounting throughout IPC’s existence as per Financial Accounting Standard (“SFAS”) 123 as amended by SFAS 148. In applying US GAAP, IPC has elected to early adopt Financial Accounting Standard 123 to apply a fair value based method of accounting on a retroactive basis. Therefore, there are no differences between Canadian and US GAAP.

(B) COMPREHENSIVE INCOME

On January 1, 2007, the REIT adopted the Canadian Institute of Chartered Accountants (“CICA”) handbook section 1530 “Comprehensive Income.” Section 1530 introduces the concept of comprehensive income which consists of net income and other comprehensive income, which in the case of the REIT relates solely to the unrealized foreign currency translation amounts arising from self-sustaining foreign operations.

Under US GAAP, IPC must report comprehensive income to comply with SFAS 130 (“Reporting Comprehensive Income”). Comprehensive income under US GAAP is as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

	Nine months ended September 30,	Nine months ended September 30,
	2007	2006

Net income under US GAAP	$3,193	$32,155

Other comprehensive income (loss) Foreign currency translation gain	612	(19)

Comprehensive income	$3,805	$32,136

(C) BALANCE SHEET DIFFERENCES

The following shows the cumulative increases (decreases) to account balances had the consolidated balance sheets been prepared under US GAAP:

	September 30, 2007				December 31, 2006
		Canadian		US	Canadian		US
	Note	GAAP		GAAP	GAAP		GAAP

ASSETS
Rental properties	(i)	$1,146,731	$(6,978)	$1,139,753	$1,085,884	$(10,483)	$1,075,401
Other real estate investments		11,143	—	11,143	11,110	—	11,110
Cash and cash equivalents		26,310	—	26,310	47,262	—	47,262
Restricted cash		27,856	—	27,856	24,556	—	24,556
Accounts receivable		25,448	—	25,448	25,654	—	25,654
Prepaid expenses and other assets	(ii)	15,055	6,819	21,874	19,825	1,567	21,392
Future income tax asset	(iii)	32,247	10,572	42,819	24,583	10,463	35,046
Assets held for sale	(iv)	7,864	316	8,180	74,509	316	74,825
		$1,292,654	$10,729	$1,303,383	$1,313,383	$1,863	$1,315,246

LIABILITIES
Mortgages payable	(v)	$782,093	$3,195	$785,288	$731,412	$—	$731,412
Convertible debentures	(vi)	77,131	4,867	81,998	92,914	2,883	95,797
Accounts payable and accrued liabilities		45,182	—	45,182	46,087	—	46,087
Other liabilities	(vii)	14,792	12,602	27,394	12,161	14,746	26,907
Future income tax liability	(iii)	37,130	3,934	41,064	33,712	1,663	35,375
Liabilities relating to assets held for sale	(iv)	4,912	1,920	6,832	55,732	1,920	57,652
		961,240	26,518	987,758	972,018	21,212	993,230

Non-controlling interests	(viii)	63,870	396,011	459,881	64,399	436,127	500,526

UNITHOLDERS’ EQUITY (DEFICIENCY)
Unitholders’ equity (deficiency)	(ix) (x)	267,544	(411,800)	(144,256)	276,966	(455,476)	(178,510)
		$1,292,654	$10,729	$1,303,383	$1,313,383	$1,863	$1,315,246

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

(i) Rental properties

There are three principal differences between Canadian GAAP and US GAAP affecting the carrying value of rental properties. The first difference relates to historical differences in the method of depreciation to be applied to depreciable assets as described in Note 22(A)(i).

The second difference relates to the allocation of the purchase price of rental property acquisitions to the related assets. Prior to September 12, 2003, the purchase prices of rental property acquisitions were only allocated to land and building under Canadian GAAP. Under US GAAP, the purchase price of an acquisition is allocated to land, building, tenant improvements and other intangible assets or liabilities. As a result, IPC adjusted the original purchase price allocations of rental properties acquired from inception to September 12, 2003, the date at which Canadian GAAP became consistent with US GAAP.

The third difference relates to the method of accounting for joint ventures, which in the case of IPC, relates solely to the Wanamaker building. Under Canadian GAAP, the accounts of all incorporated and unincorporated joint ventures are proportionately consolidated according to the company’s ownership interest. Under US GAAP, the equity method of accounting is applied. In circumstances where a joint venture is an operating entity and the significant financial and operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the entity, the United States Securities Exchange Commission (“SEC”) regulations do not require adjustment to equity account the joint ventures. As a result, presentation of the Wanamaker building has not been adjusted to the equity method, as the information that would be required to reconcile to an equity method basis is included in Note 20.

 (ii) Prepaid expenses and other assets

There are two principal differences between Canadian GAAP and US GAAP affecting the carrying value of prepaid expenses and other assets (intangibles). The first difference relates to the method of accounting for allocating the purchase price of rental property acquisitions as described in Note 22(A)(iii). The revised purchase price allocations resulted in amounts allocated to above-market leases which are recorded as other assets and amortized into income over the remaining term of the associated lease.

The second difference relates to the treatment of transaction costs and fees related to long term debt as described in Note 22(A)(iv). In addition, effective January 1, 2007 under Canadian GAAP (section 3855 “Financial Instruments – Recognition and Measurement”), the unamortized balance of transaction costs and fees are netted against the associated debt instrument. Under US GAAP, the unamortized balance of transaction costs and fees are classified as an asset.

	September 30,	December 31,
	2007	2006

Prepaids and other assets under Canadian GAAP	$15,055	$19,825
Above-market lease adjustment	735	853
Reclassification of unamortized transaction costs and fees	5,853	—
Transfer of issuance costs related to convertible debentures to transaction costs and fees	159	159
Reduced accumulated amortization of transaction costs and fees	72	555
Prepaids and other assets under US GAAP	$21,874	$21,392

(iii) Future income tax asset and future income tax liability

Future tax assets and liabilities related to differences in the tax and book basis of the REIT’s balance sheet items were adjusted due to the cumulative impact of all US GAAP adjustments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

(iv) Assets and liabilities held for sale

The carrying value of the assets and liabilities associated with rental properties held for sale were impacted by the historical differences in the purchase price allocation and depreciation methods described in Note 22(B)(i).

(v) Mortgages payable

The main difference between Canadian GAAP and US GAAP affecting the carrying value of mortgages payable relates to the treatment of transaction costs and fees related to long term debt as described in Note 22(A)(iv) and Note 22(C)(ii).

	September 30,	December 31,
	2007	2006

Mortgages payable under Canadian GAAP	$782,093	$731,412
Reclassification of transaction costs and fees to prepaids and other assets	3,195	—
Mortgages payable under US GAAP	$785,288	$731,412

(vi) Convertible debentures

There are two principal differences between Canadian GAAP and US GAAP affecting the carrying value of the convertible debentures. The first relates to the treatment of transaction costs and fees related to long term debt as described in Note 22(A)(iv) and 22(C)(ii).

The second difference related to the treatment of the equity conversion factor. Under Canadian GAAP, the debentures are split into both a liability and equity component. The liability component is accreted up to the par value outstanding over the life of the debenture. Under US GAAP, the entire instrument is classified as a liability, since the convertible debt is considered to be a conventional convertible debenture under US GAAP. The convertible debentures are not considered to have a derivative component under US GAAP as the conversion feature is not considered to be beneficial.

	September 30,	December 31,
	2007	2006

Convertible debentures under Canadian GAAP	$77,131	$92,914
Reclassification of transaction costs and fees to prepaids and other assets	2,658	—
Equity conversion factor adjustment	2,890	3,406
Add back accretion of liability component	(681)	(523)
Convertible debentures under US GAAP	$81,998	$95,797

(vii) Other liabilities

The primary difference between Canadian GAAP and US GAAP relates to the method of accounting the purchase price of rental property acquisitions as described in Note 22(C)(i). The revised purchase price allocations resulted in amounts allocated to below-market leases which are recorded as other liabilities (intangibles) and amortized into income over the remaining term of the associated lease.

(viii) Non-controlling interests

There are three principal differences between Canadian GAAP and US GAAP affecting the carrying value of non-controlling interests. The first difference relates to the effect of US GAAP adjustments relating to non-wholly owned subsidiaries.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

The second difference relates to the treatment of the REIT’s units. The REIT units are redeemable at the option of the unitholder. As a result, under US GAAP, the REIT units must therefore be recorded at their redeemable amount and presented as non-controlling interests in the consolidated balance sheet. The redemption amount is determined as being the lesser of: (i) the closing market price per unit as at each balance sheet date; and (ii) 90% of the simple average of the closing price of the units during the 10 trading day period commencing immediately subsequent to the balance sheet date. Furthermore, the total amount payable by the REIT in respect of such units and all other units tendered for redemption in the same calendar month shall not exceed $50,000. If a unitholder is not entitled to receive cash upon the redemption of units as a result of foregoing limitation, then each unit tendered for redemption shall, subject to any regulatory approvals, be redeemed by way of a distribution in the form of Notes of Holdings held by the REIT. The aggregate principal amount of such Notes would be the redemption price payable by the REIT. The term of such notes would be 25 years and would bear interest equal to the prime rate plus 1%.

Under Canadian GAAP, all REIT units are classified as a component of unitholders’ equity. As at September 30, 2007 and December 31, 2006, the REIT had classified $311.9.0 million and $294.4 million from unitholders’ equity, respectively, as non-controlling interests in accordance with US GAAP. As these units are required to be valued at redemption value, the changes in redemption value between periods are charged or credited to accumulated deficit. As at September 30, 2007 and December 31, 2006, the cumulative increases in redemption value of the REIT’s units were $77.2 million and $134.3 million, respectively.

The third difference relates to the presentation of the REIT’s contributed surplus. Contributed surplus, which consists of deferred units and unit options, is also presented as non-controlling interests under US GAAP. Under Canadian GAAP, contributed surplus is classified as a component of unitholders’ equity. As at September 30, 2007 and December 31, 2006, the REIT had classified $7.7 million and $8.0 million from unitholders’ equity, respectively, as non-controlling interests, in accordance with US GAAP.

	September 30,	December 31,
	2007	2006

Non-controlling interests under Canadian GAAP	$63,870	$64,399
Treatment of REIT units as non-controlling interests - historical cost	311,862	294,434
Cumulative increase in redemption value of units	77,166	134,302
Treatment of contributed surplus as non-controlling interests	7,680	7,980
Change in units upon conversion of convertible debentures	(269)	(190)
Impact of US GAAP adjustments on non-wholly owned subsidiaries	(428)	(399)
Non-controlling interests under US GAAP	$459,881	$500,526

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

(ix) Unitholders’ equity (deficiency)

The cumulative impact of US GAAP adjustments to unitholders’ equity (deficiency) is as follows:

	September 30,	December 31,
	2007	2006

Unitholders’ equity under Canadian GAAP	$267,544	$276,966
Treatment of REIT units as non-controlling interests - historical cost	(311,862)	(294,434)
Cumulative increase in redemption value of units	(77,166)	(134,302)
Treatment of contributed surplus as non-controlling interests	(7,680)	(7,980)
Transfer of convertible debenture equity component to debt	(2,890)	(3,406)
Impact of US GAAP adjustments on cumulative foreign currency translation gain	45	45
Transfer of issuance costs related to convertible debentures to transaction costs and fees	159	159
Reverse Canadian GAAP opening retained earnings adjustment related to implementation of financial instruments	(404)	—
Cumulative US GAAP adjustment impact on opening accumulated deficit	(15,558)	(16,811)
Impact of US GAAP adjustments on current period net income	3,556	1,253
Unitholders’ deficiency under US GAAP	$(144,256)	$(178,510)

(x) Cumulative translation gain

Prior to January 1, 2007, under Canadian GAAP, unrealized foreign currency translation amounts were recorded as a cumulative translation gain. Effective January 1, 2007, unrealized foreign currency translation amounts were recorded in accumulated other comprehensive income, as described in Note 22(B). Under US GAAP, these amounts have always been recorded as a component of unitholders’ equity in accumulated other comprehensive income.

(D) STATEMENT OF CASH FLOWS

Total cash flows provided by (used in) operating, investing, and financing activities as shown on the consolidated statement of cash flows were the same under Canadian GAAP and US GAAP.

(E) RECENTLY ANNOUNCED ACCOUNTING PRONOUNCEMENTS

Effective January 1, 2007, the REIT adopted FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty, an Interpretation of FASB Statement No. 109,” for purposes of US GAAP. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. In accordance with the requirements of FIN 48, the REIT evaluated all tax years still subject to potential audit under state and federal income tax law were evaluated in reaching accounting conclusions.

IPC evaluated the potential impact of identified uncertain tax positions and concluded that we did not have any additional tax liabilities or unrecognized tax benefits after applying FIN 48 as of the January 1, 2007 adoption date or as of the nine month period ended September 30, 2007.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2007 and 2006
(tables stated in thousands of U.S. dollars, except unit and per unit amounts)
(unaudited)

23. CONTINGENT COMMITMENTS

In connection with the sale of the REIT, there are certain transaction costs that will be paid upon successful completion. These amounts include, but are not limited to, retention bonuses, severance amounts, and certain professional fees as determined by the share purchase agreement between IPC and Behringer Harvard. Such costs will be paid by Behringer Harvard up to a maximum of $ 20.0 million. To the extent that costs exceed the transaction cost limit of $20.0 million, the excess shall reduce the sale price of IPC.